As filed with the Securities and Exchange Commission on January 29, 2007
(Registration No. 333-____________)

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TEXTECHNOLOGIES, INCORPORATED
(Name of small business issuer in its charter)

Delaware		02-0783451
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

13520 Oriental St.
Rockville, MD 20853
(718)-504-4838

(Address and telephone number of principal executive offices)

Mr. Peter Maddocks
Chief Executive Officer and Director
13520 Oriental St.
Rockville, MD 20853
(718)-504-4838

Name, address and telephone number of agent for service
as well as a copy of all communications to:

David Price, Esq.
13520 Oriental St.
Rockville, MD 20853
Ph. (301) 460-5818
Fax:(301) 560-6665

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box:☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share (1)(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.00001 par value, issuable upon conversion of callable secured convertible notes	5,000,000	$1.75	$8,750,000	$936.25
		Total Fee		$936.25

(1) The shares of our Common Stock being registered hereunder are being registered for resale by the selling stockholders named in the prospectus. In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the closing price of $1.75 on the Pink Sheets as of January 24th, 2007.

(3) Represents shares of our Common Stock issuable upon conversion of outstanding callable secured convertible notes in the aggregate principal amount of $1,500,000. The number of shares of our Common Stock registered hereunder represents a good faith estimate by us of the number of shares of our Common Stock issuable upon the conversion of the callable secured convertible notes. For purposes of estimating the number of shares of our Common Stock to be included in this registration statement, we calculated a good faith estimate of the number of shares that we believe will be issuable upon conversion of the callable secured convertible notes to account for market fluctuations, anti-dilution and price protection adjustments. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(4) Represents shares of our Common Stock issuable upon the exercise of outstanding seven-year warrants. The exercise price of the warrants is $1.00. In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, January 29, 2007

PROSPECTUS
5,000,000 SHARES

TEXTECHNOLOGIES, INCORPORATED
COMMON STOCK

This prospectus relates to the resale of up to 5,000,000 shares of our Common Stock, par value $0.00001 per share (“Common Stock”) of which: (i) 5,000,000 shares are issuable upon conversion of outstanding callable secured convertible notes in the aggregate principal amount of $1,500,000 (the “Notes”); The Notes were issued to AJW Partners, LLC, (“Partners”), AJW Offshore, Ltd.(“Offshore”), AJW Qualified Partners LLC (“Qualified”)and New Millenium Capital Partners, II, LLC (“Millenium”) (Partners, Offshore, Qualified and Millenium are referred to collectively as “Selling Securityholders”). The Selling Securityholders may sell their common stock from time to time at prevailing market prices.

Our Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and is quoted on the over-the-counter market and prices are reported on the Pink Sheets under the symbol “TXTG.” On January 24th, 2007, the closing price as reported was $1.75 per share.

The selling stockholders, and any participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act of 1933. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock. We agreed to pay the expenses of registering the foregoing shares of our Common Stock.

INVESTMENT IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU MAY LOSE YOUR ENTIRE INVESTMENT. CONSIDER CAREFULLY THE “RISK FACTORS” BEGINNING ON PAGE 7 OF THIS PROSPECTUS BEFORE INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January 29, 2007

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized anyone, including any salesperson or broker, to give oral or written information about this offering, Textechnologies, Incorporated or the shares of common stock offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

TABLE OF CONTENTS

Textechnologies, Incorporated	3
Prospectus Summary	5
The Offering	5
Terms of Callable Secured Convertible Notes	6
Summary Financial Information	7
Risk Factors	8
Special Note Regarding Forward-Looking Statements	14
Use of Proceeds	14
Market for Our Shares	14
Plan of Distribution	15
Legal Matters	17
Experts	17
Where You Can find Additional Information	18
Legal Proceedings	18
Security Ownership of Certain Beneficial Owners and Management	19
Description of Securities	20
Transfer Agent	20
Shares Eligible for Resale	20
Selling Stockholders	21
Management’s Discussion and Analysis of Financial Condition and Results of Operations	26
Business	28
Management	29
Description of Property	38
Certain Relationships and Related Transactions	38
Executive Compensation	40
Index to Financial Statements	F-1

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. The information in this prospectus is accurate only as of the date of this prospectus regardless of the time of delivery of this prospectus or of any sale of our securities.

ITEM #3: PROSPECTUS SUMMARY

Although it contains all material information, this summary is not complete and may not contain all of the information that you should consider before investing in our Common Stock. You should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under “risk factors,” and our financial statements and the accompanying notes. In this prospectus, “we”, “us,”“Company” and “our”, refer to Textechnologies, Incorporated unless the context otherwise requires. Unless otherwise indicated, the term “year,”“fiscal year” or “fiscal” refers to our fiscal year ending September 31st.. Unless we tell you otherwise, the term “common stock” as used in this prospectus refers to our Common Stock.

History

On August 8, 2006, Textechnologies, Incorporated (“Textechnologies,” the “Company,”“we,”“us” and “our”) entered into a stock purchase agreement with Charms Investment Ltd., to purchase 100% of the issued and outstanding shares of Centrabell Ltd (“Centrabell Ltd”), an entity engaged in Commercial Printing which operates under the name of "Tekprint". At the time of the Agreement, Mr. Peter Maddocks was a Director of both Textechnologies and Centrabell Ltd. Pursuant to the agreement; on October 12, 2006 we issued 3,000,000 shares of our restricted common stock to Charms Investment Ltd. As a result of the stock purchase agreement, Centrabell Ltd became a wholly owned subsidiary of the Company. Prior to this acquisition, we operated as a holding company for companies.

Overview

The acquisition of Centrabell Ltd is a post balance sheet event. Centrabell Ltd trades as TekPrint. TekPrint is a UK commercial printer, which was established in June 1974 and has seen many changes. The company has recently taken in new management and processes are being introduced to maximize the company's market advantage, offering an "end to end" delivery of services. The company's Sales and Commercial director heads an experienced team of executives and sales liaison staff. The company now covers all aspects of storage, picking, dispatching, nationwide distribution and even stock level monitoring. Additionally, TEKPRINT offers web based B to B ordering systems.

TekPrint has a wide and industry diverse client list that provides high- end products to companies such as Zurich Insurance, Bayer, Rothschild's, Tyco, Mercedes and various governmental and municipal bodies. The company differentiates itself from its competition due to its very high specification equipment. It uses Heidelberg presses, the highest quality in the printing industry.

Recent Developments

The company entered into a Securities Purchase Agreement (the “Agreement”) with four accredited investors on September 28, 2006, for the sale of (i) $1,500,000 in callable secured convertible notes (the “Notes”) and (ii) warrants to buy 1,800,000 shares of our Common Stock (“Warrants”). Pursuant to the Agreement, the investors are obligated to provide us with an aggregate of $1,500,000 as follows: (a) $500,000 was disbursed on September 28, 2006; (b) $500,000 will be disbursed upon the filing of a registration statement covering shares of our common stock underlying the Notes; and (c) $500,000 will be disbursed upon the effectiveness of the registration statement.

On July 31, 2006, we completed the relocation of our corporate headquarters to 13520 Oriental St. Rockville, MD 20853 from 12555 Orange Drive Suite110 Davie, Florida 33330.

Our headquarters are located at 13520 Oriental St. Rockville, MD 20853 and our telephone number at that address is (718)-504-4838 or (301) 460 5818. The Company’s maintains a web site at www.textechnologies.com. Information on our web site is not a part of this prospectus.

THE OFFERING

SHARES OUTSTANDING
PRIOR TO OFFERING

Common Stock, $0.00001	31,869,144
par value

Common Stock Offered
by Selling Securityholders	5,000,000

Use of Proceeds	We will not receive any proceeds from the sale by the selling Stockholders of shares in this offering.

Risk Factors	An investment in our common stock involves a high degree of risk and could result in a loss of your entire investment.

OTC Symbol	TXTG

Executive Offices	Our headquarters are located at 13520 Oriental St. Rockville, MD 20853 and our telephone number at that address is (718)-504-4838. The Company’s maintains a web site at www.textechnologies.com

TERMS OF CALLABLE SECURED CONVERTIBLE NOTES

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on September 28th, 2006, for the sale of (i) $1,500,000 in callable secured convertible notes. This prospectus relates to the resale of our Common Stock underlying these callable secured convertible notes. The investors are obligated to provide us with an aggregate of $1,500,000 in three tranches as follows (the “Tranches”):

•      $500,000 was disbursed on September 28, 2006

•      $500,000 will be disbursed upon the filing of this registration statement; and

•      $500,000 will be disbursed upon this prospectus being declared effective.

Accordingly, upon filing of this registration statement, we will have received a total of $1,000,000 pursuant to the Securities Purchase Agreement.

The funds from the sale of the callable secured convertible notes will be primarily used for working capital needs. The callable secured convertible notes bear interest at 6% (unless our common stock is greater than $1.5625 per share for each trading day of a month, in which event no interest is payable during such month), mature within three years from the date of issuance, and are convertible into our Class A Common Stock, at the investors' option, at a per share price equal to 60% of the average of the three lowest trading prices of the Common Stock during the 20 day trading day period prior to conversion. The callable secured convertible notes become immediately due and payable and we will pay an amount equal to 140% times the sum of (a) the then outstanding principal amount of the Note immediately following the maximum conversion date (the date that we issue 19.99% of our issued and outstanding shares), plus (b) accrued and unpaid interest on the unpaid principal amount of the Note to within fifteen (15) days of the maximum conversion date, plus (c) default interest, if any, on the amounts referred to in clause (a) and/or (b) above, plus (d) any optional amounts that may be added thereto at the maximum conversion date by the holder (the then outstanding principal amount of this Note immediately following the maximum conversion date), plus the amounts referred to in clauses (b), (c) and (d) above shall collectively be referred to as the “ Remaining Convertible Amount ”). In the event that the sum of (x) the aggregate number of shares of Common Stock issued upon conversion of the Notes issued pursuant to the Purchase Agreement plus (y) the aggregate number of shares of Common Stock that remain issuable upon conversion of the Notes and the other Notes issued pursuant to the Purchase Agreement, represents at least one hundred percent (100%) of the maximum share amount (the “ Triggering Event ”), the Borrower will use its best efforts to seek and obtain Shareholder Approval (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) as soon as practicable following the Triggering Event and before the maximum conversion date. As used herein, “ Shareholder Approval ” means approval by the shareholders of the Company to authorize the issuance of the full number of shares of Common Stock which would be issuable upon full conversion of the then outstanding Notes but for the Maximum Share Amount. In connection with the issuance of the Notes, we agreed to register two times the number of shares of common stock issuable upon conversion of the Notes.

The warrants are exercisable until seven years from the date of issuance. The conversion price of the callable secured convertible notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the callable secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances, such as, if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property.

The warrants have an exercise price of $1.00 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement, dated September 28th, 2006.

The market price means: (i) the average of the last reported sale prices for our shares of our Common Stock for the five trading days immediately preceding such issuance as set forth on our principal trading market; (ii) if the Pinksheets is not the principal trading market, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period or (iii) if the market value cannot be calculated then the fair market value as reasonably determined in good faith by our board of directors, or at the option of a majority-in-interest of the holders of the outstanding warrants, by an independent investment bank. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

A complete copy of the Securities Purchase Agreement and related documents are filed with the SEC as exhibits hereto and/or are hereby incorporated by reference.

SUMMARY FINANCIAL INFORMATION

The following tables set forth the summary financial information for our company. You should read this information together with the financial statements and the notes thereto appearing elsewhere in this prospectus and the information under “Management's Discussion and Analysis of Financial Condition and Results of Operations.”

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA

For the Year Ended September 30, 2006 (Audited)

Revenues	$--0--

Cost of Revenues	$--0--

Selling General Administrative Expense	$89,200

Net loss	(89,447)

Basic Net loss per share	(0.01)

Weighted average common shares outstanding	11,144,023

Condensed Consolidated Balance Sheet Data

As of September 30, 2006 (Audited)

Total Assets	444,820

Current liabilities	500,020

Total Liabilities	500,267

Stockholders’ deficit	(55,447)

RISK FACTORS

You should carefully consider the risks described below before buying shares of our Common Stock in this offering. The risks and uncertainties described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may impair our business operations. If any of the adverse events described in this risk factors section actually occur, our business, results of operations and financial condition could be materially adversely affected, the trading price of our common stock could decline and you might lose all or part of your investment. We have had operating losses to date and cannot assure that we will be profitable in the foreseeable future. We make various statements in this section which constitute “forward-looking” statements under Section 27A of the Securities Act.

RISKS RELATED TO OUR BUSINESS

WE HAVE A WORKING CAPITAL DEFICIT. AS A RESULT, WE MAY NOT BE ABLE TO GENERATE PROFITS, SUPPORT OUR OPERATIONS, OR ESTABLISH A RETURN ON INVESTED CAPITAL.

We expect to increase our infrastructure and operating expenses to fund our anticipated growth. As a result, we may not be able to generate profits for the coming four quarters or thereafter and may not be able to support our operations, or otherwise establish a return on invested capital. We cannot assure you that any of our business strategies will be successful or that significant revenues or profitability will ever be achieved or, if they are achieved, that they can be consistently sustained or increased on a quarterly or annual basis.

WE FULLY EXPECT OPERATING LOSSES

The Company expects to incur increased operating expenses during the next year. The amount of net losses and the time required for the Company to reach and sustain profitability are uncertain. The likelihood of the Company's success must be considered in light of the problems, expenses, difficulties, and delays frequently encountered in connection with a new business, including, but not limited to uncertainty as to development and acquisitions and the time required for the Company's planned production to become available in the marketplace. There can be no assurance that the Company will ever generate product revenue or achieve profitability at all or on any substantial basis.

WE HAVE A LIMITED AMOUNT OF CASH AND ARE LIKELY TO REQUIRE ADDITIONAL CAPITAL TO CONTINUE OUR OPERATIONS.

We have a limited amount of available cash and will likely require additional capital to successfully implement our business plan. Although we will raise aggregate gross proceeds of up to $1.5 million upon the effectiveness of this registration statement, these funds will be sufficient to sustain our operations for the next four quarters. There can be no assurance that we will be able to obtain additional funding when needed, or that such funding, if available, will be obtainable on terms acceptable to us. In the event that our operations do not generate sufficient cash flow, or we cannot obtain additional funds if and when needed, we may be forced to curtail or cease our activities, which would likely result in the loss to investors of all or a substantial portion of their investment.

WE MAY FAIL TO CONTINUE AS A GOING CONCERN, IN WHICH EVENT YOU MAY LOSE YOUR ENTIRE INVESTMENT IN OUR SHARES.

Our audited financial statements have been prepared on the assumption that we will continue as a going concern. Our independent auditor has indicated that in its report on our most recent financial statements (contained herein) that our difficulties in generating sufficient cash flow to meet our obligations and sustain our operations raise substantial doubt about our ability to continue as a going concern. If we fail to continue in business, you will likely lose your investment in the shares you acquire in this offering.

WE RELY HEAVILY ON OUR MANAGEMENT, THE LOSS OF WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION.

Our future success is dependent on having capable seasoned executives with the necessary business knowledge and relationships to execute our business plan. Accordingly, the services of our management and our board of directors are deemed essential to maintaining the continuity of our operations. If we were to lose their services, our business could be materially adversely affected. We have executed employment agreements with Mr. Peter Maddocks Chief Financial Officer and Director and David Price Corporate Counsel and Corporate Secretary. Our performance will also depend on our ability to find, hire, train, motivate and retain other executive officers and key employees.

We must continually implement and improve our services, operations, operating procedures and quality controls on a timely basis, as well as expand, train, motivate and manage our work force in order to accommodate anticipated growth and compete effectively in our market segment. Successful implementation of our strategy also requires that we establish and manage a competent, dedicated work force and employ additional key employees. There can be no assurance that our personnel, systems, procedures and controls will be adequate to support our existing and future operations. Any failure to implement and improve such operations could have a material, adverse effect on our business, operating results and financial condition.

Our future results of operations involve a number of risks and uncertainties. With any business undertaking and their inherent unforeseeable risk in conducting business, the following paragraphs discuss a number of risks that could impact the company's financial condition and results of operations.

OUR FUTURE PERFORMANCE IS DEPENDENT ON OUR ABILITY TO RETAIN KEY PERSONNEL

Our future success depends on the continued services of executive management. We do not currently maintain key-man insurance on these executives. Our future success is also dependent on our ability to identify, hire, train and retain other qualified managerial and other employees. Competition for these individuals is intense and increasing. The loss of any of their services would be detrimental to us and could have an adverse effect on our business development

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT

We have lots of competitors in our business. Our competitors may be able to adapt more quickly to changes in customer needs or to devote greater resources than we can to developing and expanding our services. Such competitors could also attempt to increase their presence in our markets by forming strategic alliances with other competitors, by offering new or improved products or services by increasing their efforts to gain and retain market share through competitive pricing. As the market for our services matures, price competition and penetration into the market will intensify. Such competition may adversely affect our gross profits, margins and results of operations. There can be no assurance that we will be able to continue to compete successfully with existing or new competitors.

RISK FACTORS AFFECTING OUR FUTURE RESULTS OF OPERATIONS FOR THE COMPANY

Due to the Company's limited operating history, it is difficult to predict accurately future revenues. This may result in one or more future quarters where the Company's financial results may fall below the expectation of management and investors. However firmly management may believe in its prospects, the Company could fail. Operating results may vary, depending upon a number of factors, many of which are outside the Company's control. Material factors expected to impact the Company's operating results include, legal costs expansion activities, increased interest and expenses for borrowings and possible hiring of additional full time employees. Every investor should evaluate the risks, uncertainties, expenses and difficulties frequently encountered by companies in the early stage of development.

NEED FOR EXPANSION

The Company expects that expansion will be required to address potential growth. This need for expansion will continue to place a significant strain on the management and financial resources of the Company. Failure to manage growth could disrupt the operations and ultimately prevent the Company from generating expected revenues. The Company's business strategy includes entering into business partnerships and acquiring future businesses. The Company may be unable to complete suitable business partnerships and acquisitions on commercially reasonable terms, if at all. Competition could impair the Company's ability to successfully pursue these aspects of this business strategy.

Business partnerships or acquisitions could disrupt ongoing business, distract management and employees and increase expenses. If the Company makes an acquisition, it could face difficulties assimilating that company's personnel and operations. Key personnel of the acquired company may decide not to work for the Company. Acquisition of additional services or technologies also involves risk of incompatibility and lack of integration into existing operations. If the Company finances the acquisitions by issuing equity securities, this could dilute existing stockholders positions. Additionally, funding instruments may have rights, preferences or privileges senior to those of the Company's stockholders.

WE DO NOT HAVE HISTORICAL FINANCIAL DATA

As a result of its limited operating history, the Company does not have historical financial data upon which to forecast revenues and results of operation. The actual effect of these factors on the price of stock will be difficult to assess. Results of operation may fall well below the expectations of securities analysts and investors, and the trading price of our common stock may drop.

RISKS RELATED TO HOLDING OUR SECURITIES

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CALLABLE SECURED CONVERTIBLE NOTES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

As of September 28, 2006, we had callable secured convertible notes outstanding or an obligation to issue callable secured convertible notes that may be converted into an estimated 5,000,000 shares of our Common Stock at current market prices. In addition, the number of shares of our Common Stock issuable upon conversion of the outstanding callable secured convertible notes may increase if there is an event of default or if the market price declines. All of the shares, including all warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our Common Stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CALLABLE SECURED CONVERTIBLE NOTES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

The issuance of shares upon conversion of the callable secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their callable secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then subsequently converting the remainder of their holdings. In this way, the selling stockholders may sell more than 4.99% while never holding more than the foregoing limit at any one time. There is no upper limit on the number of shares that may be issued which may in effect further dilute the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CALLABLE SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CALLABLE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

On September 28th, 2006, we entered into a Security Purchase Agreement involving the sale of an aggregate of $1,500,000 principal amount of callable secured convertible notes and stock purchase warrants to buy 1,800,000 shares of our Common Stock. The callable secured convertible notes are due and payable, with 6% interest, on September 28th, 2009, unless sooner converted into shares of our common stock, but in no event sooner than 90 days from the date of issuance. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against us in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us and the delisting of our common stock could require the early repayment of the callable secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured within the specified grace period. We anticipate that the full amount of the callable secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the callable secured convertible notes. If we were required to repay the callable secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

OUR COMMON STOCK COULD BE CONSIDERED A "PENNY STOCK."

Our common stock could be considered to be a "penny stock" if it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to, the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a "recognized" national exchange; (iii) it is not quoted on The Nasdaq Stock Market, or even if quoted, has a price less than $5.00 per share; and (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade it on an unsolicited basis.

BROKER-DEALER REQUIREMENTS MAY AFFECT TRADING AND LIQUIDITY.

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stocks." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

OUR COMMON STOCK MAY BE VOLATILE, WHICH SUBSTANTIALLY INCREASES THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SHARES.

Because of the limited trading market expected to develop for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

The price of our common stock that will prevail in the market after this offering may be higher or lower than the price you may pay. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to, the following:

    •      variations in our quarterly operating results;
•	loss of a key relationship or failure to complete significant transactions;
•	additions or departures of key personnel; and
•	fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the over-the-counter markets in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.

In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies' common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

MANY OF OUR SHARES OF COMMON STOCK WILL IN THE FUTURE BE AVAILABLE FOR RESALE. ANY SALES OF OUR COMMON STOCK, IF IN SIGNIFICANT AMOUNTS, ARE LIKELY TO DEPRESS THE MARKET PRICE OF OUR SHARES.

Assuming all of the 5,000,000 shares of common stock we are offering under this prospectus are sold in our offering, and all of the shares of common stock issued and issuable to the selling stockholders are sold, we would have 36,086,587 shares that are freely tradable without the requirement of registration under the Securities Act of 1933. Currently 30,869,144 shares of our common stock are “restricted securities” as defined under Rule 144 of the Securities Act of 1933 and the remaining shares are a part of the public float for a total of 31,086,587 shares. Of these shares, approximately .01% of our shares are owned by our officers and directors. These individuals may only sell their shares, absent registration, in accordance with the provisions of Rule 144.

Restricted securities may only be publicly sold pursuant to registration under the Securities Act of 1933, or pursuant to Rule 144 or some other exemption that may be available from the registration requirements of the Securities Act of 1933. Rule 144 entitles each person holding restricted securities for a period of one year, and affiliates who own non-restricted shares of our common stock, to sell every three months in ordinary brokerage transactions an amount of shares which does not exceed the greater of 1% of the shares of our common stock outstanding or, assuming the shares of common stock are then traded on Nasdaq, the average weekly trading volume during the four calendar weeks prior to said sale. Any substantial sales pursuant to Rule 144, including the potential sale of our affiliates’ shares of our common stock, may have an adverse effect on the market price of shares of our common stock, and may hinder our ability to arrange subsequent equity or debt financing or affect the terms and time of such financing.

WE HAVE NOT PAID, AND DO NOT INTEND TO PAY, CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We have not paid any cash dividends on our common stock   and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Dividend payments in the future may also be limited by other loan agreements or covenants contained in other securities which we may issue. Any future determination to pay cash dividends will be at the discretion of our board of directors and depend on our financial condition, results of operations, capital and legal requirements and such other factors as our board of directors deems relevant.

OTHER RISK FACTORS

There are several risks and uncertainties, including those relating to the Company's ability to raise money and grow its business and potential difficulties in integrating new acquisitions with our current operations, especially as they pertain to foreign markets and market conditions. These risks and uncertainties can materially affect the results predicted. Other risks include the Company's limited operating history, the limited financial resources, domestic or global economic conditions, activities of competitors and the presence of new or additional competition, and changes in Federal or State laws and conditions of equity markets.

The Company's future operating results over both the short and long term will be subject to annual and quarterly fluctuations due to several factors, some of which are outside the control of the Company. These factors include but are not limited to fluctuating market demand for our services, and general economic conditions.

Special Note Regarding Forward-Looking Statements

This prospectus contains “forward-looking statements” and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this prospectus, the words “anticipate,”“believe,”“estimate,”“expect,”“intend,”“may,”“plan,”“project”, “should” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to our performance in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation”. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; the commercially viability of our products and offerings; availability, terms, and deployment of capital; and availability of qualified personnel. These forward-looking statements speak only as of the date of this prospectus. Subject at all times to relevant federal and state securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

ITEM #4: USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. In addition, we have received gross proceeds of $500,000 from the sale of the callable secured convertible notes and will receive an additional $500,000 upon filing of this registration statement and an additional $500,000 upon effectiveness of this registration statement. The proceeds received from the sale of the callable secured convertible notes will be used for payment of general corporate and operating purposes, including sales and marketing efforts and payment of consulting and legal fees.

ITEMS #5, 6: DETERMINATION OF OFFERING PRICE;
MARKET FOR OUR SHARES; DILUTION;

The Company's common stock is currently traded on the over-the-counter Pink Sheets market in the United States under the symbol “TXTG”. The closing price of the Company's common stock on the over-the-counter Pink Sheets market on January 24th, 2007 was $1.75 per share as quoted in the Pink Sheets.

The price ranges of trading in the Company's common stock during the last fiscal year is as follows:

2006	High	Low

1/1/06 - 3/31/06	.33	.15
4/1/06 - 6/30/06	.15	.11
7/1/06 - 9/30/06	1.25	.11
10/1/06-12/15/06	1.50	2.00

2005

12/01/05 10/31/05	.65	.33

As of September 19th, 2006, the Company had issued and outstanding 31,869,144 shares of common stock, held by approximately 1,953 holders of record.

There have been no cash dividends declared by the Company since its inception. Further, there are no restrictions that would limit the Company's ability to pay dividends on its common equity or that would be likely to do so in the future.

The source of these high and low prices was the Pink Sheet Reporting Service. These quotations reflect inter-dealer prices, without retail mark-up, markdown or commissions and may not represent actual transactions. The high and low prices listed have been rounded up to the next highest two decimal places.

The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market for the products we distribute, and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

The Company currently has no compensation plans or employee benefit plans.

ITEM #7: SELLING SECUIRTY HOLDERS

On September 28, 2006, the Company entered into a Securities Purchase Agreement, (“Agreement”), by and among the Company and AJW Partners, LLC, (“Partners”), AJW Offshore, Ltd. (“Offshore”), AJW Qualified Partners, LLC, (“Qualified”) and New Millenium Capital Partners II, LLC (“Millenium”). Partners, Offshore, Qualified and Millenium are collectively referred to as the “Purchasers”. The Agreement provides for the sale by the Company to the Purchasers of Secured Convertible Term Notes (the “Notes”) issued by the Company in the aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) (“Principal Amount”). The Principal Amount is to be funded by the Purchasers in three tranches ($500,000 was funded on October 3rd, 2006, $500,000 upon filing the Registration Statement and $500,000 upon effectiveness of the Registration Statement). The offering of Notes under the Agreement was made pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Notes bear interest at 6% per annum, unless the common stock of the Company is greater than $1.5625 per share for each trading day of a month, in which event no interest is payable during such month. The Notes are convertible into common stock of the Company at the lesser of $1.25 discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. In connection with the subject offering, the Company issued an aggregate of 10,000,000 warrants to purchase common stock at a price of $1.00 per share. The warrants are exercisable for a period of seven years. The conversion of the Notes are subject to an effective Registration Statement to be filed by the Company. The Company has the right to redeem the Notes under certain circumstances and the right to prevent conversions in any month where the stock price is less than $1.25 per share. The Notes are secured by all of the Company’s assets. The proceeds of the offering will be used primarily for working capital. The purchasers represented to the Company that they are “accredited investors.” No commissions were paid in connection with the transaction. None of these selling securities holders has now, or in the past, had any positions in or dealings with this issuer or predecessors.

ITEM #8: PLAN OF DISTRIBUTION:

The selling stockholders and any of their respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales after this registration statement becomes effective;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing of options on the shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus. The selling stockholders will have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also engage in short sales against the box after this registration statement becomes effective, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgee or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

Each of the selling stockholders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act of 1933.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for us by the law offices of David E. Price, PC, Rockville, Md.

EXPERTS

The financial statements of Textechnologies, Incorporated as of and for the period from June 1st, 2006 until September 31st, 2006 appearing in this prospectus have been audited by Chisholm, Bierwolf & Nilson, LLC, 533 West 2600 South, #25, Bountiful, Ut 84010.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC under the Securities Act of 1933 a registration statement on Form SB-2 with respect to the shares being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the SEC at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respect by such reference.

For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

ITEM #9: LEGAL PROCEEDINGS - There are not currently, nor have there been in the past any legal proceedings, nor threat thereof; including investigations by any state or Federal agency.

ITEM #10: DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.

The following table sets forth the name, age and position of each of the members of our board of directors, executive officers and promoters as of December 1st, 2006:

Name	Age	Position
Peter Maddocks	49	Chief Executive Officer and Director
David Price	42	Secretary and Corporate Counsel

The principal occupations and brief summary of the background of each executive officer and director of the Company is as follows:

Mr. Peter Maddocks has been a Director and Chief Financial Officer since August 2006. From October 2001 to January 2004, Mr. Maddocks was a Management Consultant of Abbey National Bank Italy. From May 1999 to September 2001, Mr. Maddocks was a Management Consultant of Standard Chartered Grindlays Private Banking Group. Mr. Maddocks was a Vice President for leading financial services companies with 20+ years experience in finance, planning and control roles in the Retail, Corporate and Private Banking industry segments (Citi, ANZ, Abbey). Mr. Maddocks has significantly participated in the establishment and growth of new and re engineered global businesses and functions with various banking groups. Responsibilities have included heading the Global Financial Control function for a major new business launch, Regional Financial Controller SE Europe, design and implementation of financial and non-financial management control systems, budget management and development of policies and procedures. Mr. Maddocks has maintained constant interaction with Senior Executives via participation in various committees and matrix reporting structures. Maddocks has operated both in senior management roles and as an external consultant. Mr. Maddocks currently has a Board seat on Innofone.com, Inc. He is a Chartered Accountant and speaks fluent Italian. He is a resident of Kent, England.

David Price was made corporate counsel and secretary of the corporation upon its inception in June, 2006. Mr. Price is a practicing corporate attorney for the past 10 years in Washington, DC. He has significant experience in both corporate and securities matters, deriving both from his private practice and from having studied at Georgetown University Law Center towards an LLM in Securities Regulation. He has formerly worked in the diplomatic field where he was in both the Foreign Ministry as well as an aide on Capitol Hill; is fluent in several languages and resides in suburban Washington, DC.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The company’s Director, Peter Maddocks, owns 250,000 common shares; and David Price, General Counsel, owns 150,000 commons shares, hence the executive officers and directors of the Company currently beneficially own approximately .01% of the outstanding Common Stock representing an absolute minority.

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock by each person or group that is known by the Company to be the beneficial owner of more than five percent of its outstanding Common Stock, each director of the Company, each person named in the Summary Compensation Table, and all directors and executive officers of the Company as a group as of October 7, 2005. Unless otherwise indicated, the company believes that the persons named in the table below, based on information furnished by such owners, have sole voting and investment power with respect to the Common Stock beneficially owned by them, where applicable. As of September 19th, 2006, there were 31,869,144 shares of common stock issued and outstanding.

Name/Address of Beneficial Owner	Position with Company	Amount and Nature of Beneficial Ownership of Class A common Stock (1)	Percentage of Securities (1)
Peter Maddocks	CFO	250,000.8%
12 College Rd Historic Dockyard, Chatham, Kent UK ML44QY

David Price	Secretary	150,000.48%
13520 Oriental St Rockville, Md 20853

Charms Investment LTD (1)
Gretton House, Pond Street, Grand Turk
Turks and Caicos Islands, BWI	--	23,500,000	75.59%

Abby International Holding LTD (2)	--	2,500,000	8.04%
19-21 Crawford St Suite #363 London, W1H1PJ, U.K.

All executive officers and Directors as a group (2 persons)			1.28%

 Pursuant to the rules of the Securities and Exchange Commission, a person is deemed to "beneficially own" shares of common stock over which the person has or shares investment or voting power, or has the right to acquire such power within 60 days. The percentage of common stock owned is calculated based on the number of shares of common stock outstanding, plus in the case of each person the number of shares of common stock issuable only to such person upon the exercise of options or warrants and the conversion of convertible debt securities.

(1) Mr. Clinton Greyling is the sole Director of Charms Investment Limited and is the beneficial owner of the shares owned by that entity.

(2) Mr. Irving Aronson is the beneficial owner of Abby International Holding Ltd. Abby International Holding Ltd acquired the 2,500,000 shares as of December 8th, 2006. This is reflected on the transfers on the Company’s books.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 8, 2005, we entered into a stock purchase agreement with Charms Investments Ltd. to purchase the total issued and outstanding shares of Centrabell Ltd. a Commercial Printing Company which trades under the name of "Tekprint”. Pursuant to the agreement, we agreed to pay Charms Investment Ltd. 3,000,000 shares of our restricted common stock in exchange for 100% of the issued and outstanding shares of Centrabell Ltd. As a result of the stock purchase agreement, Centrabell Ltd became a wholly owned subsidiary of the Company. Prior to this acquisition, we operated as a holding company for companies involved in Internet Gaming Web Site. At the time of the Centrabell acquisition, Charms Investments, Ltd was the largest shareholder of both companies.

ITEM #12: DESCRIPTION OF SECURITIES -

The Company's authorized capital stock consists of 1,000,000,000 shares of common stock, par value of $0.00001 per share, of which 31,869,144 issued and outstanding as of September 19th, 2006. The holders of shares of our common stock are entitled to elect all of the directors and to one vote per share on all matters submitted to shareholder vote. Holders of our common stock are entitled to receive ratably dividends, subject to the rights of the holders of Preferred Stock (if any), as may be declared by our Board of Directors out of funds legally available therefore.

All of the shares of our authorized capital stock, when issued for such consideration as our board of directors may determine, shall be fully paid and non-assessable. Our board of directors has the discretion and may, by adoption of a resolution, designate one or more series of preferred stock and has the power to determine the conversion and/or redemption rights, preferences and privileges of each such series of preferred stock provided that such conversion and/or redemption rights, preferences and privileges of any series of preferred stock does not subordinate or otherwise limit the conversion and/or redemption rights, preferences and/or privileges of any previously issued series of preferred stock.

TRANSFER AGENT

The Company’s transfer agent is Interwest Transfer Company. 19181 East 4800 South St, #100, Salt Lake City, Ut 84117. Tel (801) 272-9294.

SHARES ELIGIBLE FOR RESALE

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of common stock offered may be resold without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act of 1933, may generally only be sold in compliance with Rule 144 under the Securities Act of 1933.

In general, under Rule 144 as currently in effect, a shareholder, including one of our affiliates, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or our affiliate. The number of shares of common stock which may be sold within any three-month period is limited to the greater of: (i) one percent of our then outstanding common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not our affiliate, who has not been our affiliate for 90 days prior to the sale, and who has beneficially owned shares acquired from us or our affiliate for over two years may resell the shares of common stock without compliance with many of the foregoing requirements under Rule 144.

SELLING STOCKHOLDERS

We agreed to register for resale shares of common stock by the selling stockholders listed below. The selling stockholders may from time to time offer and sell any or all of their shares that are registered under this prospectus. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling stockholders in connection with the sale of such shares.

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by the selling stockholders named below and as adjusted to give effect to the sale of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the selling stockholders and we have not independently verified this information. The selling stockholders are not making any representation that any shares covered by the prospectus will be offered for sale. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

Except as indicated below, none of the selling stockholders has held any position or office with us, nor are any of the selling stockholders associates or affiliates of any of our officers or directors. Except as indicated below, no selling stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. No selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer.

For purposes of this table, beneficial ownership is determined in accordance with SEC rules, and includes voting power and investment power with respect to shares and shares owned pursuant to warrants exercisable within 60 days. The "Number of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered.

As explained below under “Plan of Distribution,” we have agreed with the selling stockholders to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

Name	Number of Shares Beneficially Owned Prior to Offering (1)(2)	Number of Shares Offered	Number of Shares Beneficially Owned After the Offering

AJW Partners, LLC (3)/(4)	810,000	810,000	0
AJW Offshore, Ltd (3)/(5)	5,400,000	5,400,000	0
AJW Qualified Partners, LLC(3)/(6)	2,700,000	2,700,000	0
New Millennium Capital Partners LLC 3)/(7)	90,000	90,000	0
____________

(1)    Unless otherwise indicated, the selling stockholders have sole voting and investment power with respect to their shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholders.

(2)    The actual number of shares of Common Stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the callable secured convertible notes involving, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933, as amended. However the selling stockholders have contractually agreed to restrict their ability to convert their callable secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the callable secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(3)    Some of the selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey Ribotsky is the fund manager, has voting and investment control over the shares listed bellow owned by AJW Partners, LLC. AJW Partners, LLC intends to transfer shares to certain of its affiliates. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd. and a designee of AJW Partners, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC and a designee of AJW Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky is the fund manager, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, a designee of AJW Partners, LLC, a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC.

(4)    Includes 810,000 shares of common stock issuable upon conversion of the Note.

(5)    Includes 5,400,000 shares of common stock issuable upon conversion of the Note.

(6)    Includes 2,700,000 shares of common stock issuable upon conversion of the Note.

(7)    Includes 90,000 shares of common stock issuable upon conversion of the Note.

TERMS OF CALLABLE SECURED CONVERTIBLE NOTES

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on September 28, 2006, for the sale of (i) $1,500,000 in callable secured convertible notes and (ii) warrants to buy 1,800,000 shares of our Common Stock. This prospectus relates to the resale of our Common Stock underlying these callable secured convertible notes and warrants. The investors are obligated to provide us with an aggregate of $1,500,000 in tranches as follows (the “Tranches”):

•      $500,000 was disbursed on September 29th, 2006;

•      $500,000 will be disbursed upon the filing of this registration statement; and

•      $500,000 will be disbursed upon this prospectus being declared effective.

Accordingly, upon filing of this registration statement, we will have received a total of $1,000,000 pursuant to the Securities Purchase Agreement.

The funds from the sale of the callable secured convertible notes will be primarily used for working capital needs. The callable secured convertible notes bear interest at 6% (unless our common stock is greater than $%1.5625 per share for each trading day of a month, in which event no interest is payable during such month), mature within three years from the date of issuance, and are convertible into our Class A Common Stock, at the investors' option, at a per share price equal to 40%discount to the average of the three lowest trading prices of the Common Stock during the 20 day trading day period prior to conversion. The callable secured convertible notes become immediately due and payable and we will pay an amount equal to140% times the sum of (a) the then outstanding principal amount of the Note immediately following the maximum conversion date (the date that we issue 19.99% of our issued and outstanding shares), plus (b) accrued and unpaid interest on the unpaid principal amount of the Note to within fifteen (15) days of the maximum conversion date, plus (c) default interest, if any, on the amounts referred to in clause (a) and/or (b) above, plus (d) any optional amounts that may be added thereto at the maximum conversion date by the holder (the then outstanding principal amount of this Note immediately following the maximum conversion date), plus the amounts referred to in clauses (b), (c) and (d) above shall collectively be referred to as the “ Remaining Convertible Amount ”). In the event that the sum of (x) the aggregate number of shares of Common Stock issued upon conversion of the Notes issued pursuant to the Purchase Agreement plus (y) the aggregate number of shares of Common Stock that remain issuable upon conversion of the Notes and the other Notes issued pursuant to the Purchase Agreement, represents at least one hundred percent (100%) of the maximum share amount (the “ Triggering Event ”), the Borrower will use its best efforts to seek and obtain Shareholder Approval (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) as soon as practicable following the Triggering Event and before the maximum conversion date. As used herein, “ Shareholder Approval ” means approval by the shareholders of the Company to authorize the issuance of the full number of shares of Common Stock which would be issuable upon full conversion of the then outstanding Notes but for the Maximum Share Amount. In connection with the issuance of the Notes, we agreed to register two times the number of shares of common stock issuable upon conversion of the Notes.

The warrants are exercisable until seven years from the date of issuance. The conversion price of the callable secured convertible notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the callable secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances, such as, if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property.

The warrants have an exercise price of $1.00 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement, dated September 28th, 2006.

Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price means: (i) the average of the last reported sale prices for our shares of our Common Stock for the five trading days immediately preceding such issuance as set forth on our principal trading market; (ii) if the OTCBB is not the principal trading market, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period or (iii) if the market value cannot be calculated then the fair market value as reasonably determined in good faith by our board of directors, or at the option of a majority-in-interest of the holders of the outstanding warrants, by an independent investment bank. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

ITEM #13: INTEREST OF NAMED EXPERTS & COUNSEL -

David E. Price, General Counsel to the company, receives a monthly fee, is the secretary of the corporation, has never worked on a contingent basis, and has 150,000 common shares. He has no other interest or connection to the company. Chisholm, Bierwolf & Nilson, has received a fee for their auditing of the company’s financials, has never worked on a contingent basis and has no other interest or connection to the company.

ITEM #14: DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES:

Per Reg §228.510, the subscription agreement for these registered shares bears the following provision for indemnification under the Securities Act. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) each Investor who holds such Registrable Securities, (ii) the directors, officers, partners, employees, agents and each person who controls any Investor within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the “1934 Act”), if any, (iii) any underwriter (as defined in the 1933 Act) for the Investors, and (iv) the directors, officers, partners, employees and each person who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act, if any (each, an “Indemnified Person”), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, “Claims”) to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, the Company shall reimburse the Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of such Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, such corrected prospectus was timely made available by the Company pursuant to Section 3(c) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

In connection with any Registration Statement in which an Investor is participating, each such Investor agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other shareholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such shareholder or underwriter within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an “Indemnified Party”), against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation by such Investor, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and subject to Section 6(c) such Investor will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Agreement (including this Section 6(b) and Section 7) for only that amount as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Investors holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates (with the approval of a majority-in-interest of the Initial Investors), if the Investors are entitled to indemnification hereunder, or the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

ITEM #15: ORGANIZATION WITHIN THE LAST 5 YEARS:

The Company is a registered Delaware Corporation since 1986. Note all matters relating to Reg. §228.404 (Certain Relationships and Related Transactions) are specifically addressed in section #19, infra.

ITEMS #16, 17: DESCRIPTION OF BUSINESS; MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS:

Forward-Looking Statements - The information set forth in Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including, among others (i) expected changes in the Company's revenues and profitability, (ii) prospective business opportunities and (iii) the Company's strategy for financing its business. Forward-looking statements are statements other than historical information or statements of current condition. Some forward-looking statements may be identified by use of terms such as "believes", "anticipates", "intends" or "expects". These forward-looking statements relate to the plans, objectives and expectations of the Company for future operations. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reasonable assumptions within the bounds of its knowledge of its business and operations, in light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this report should not be regarded as a representation by the Company or any other person that the objectives or plans of the Company will be achieved.

Overview

You should read the following discussion and analysis in conjunction with the Financial Statements in this prospectus and Notes hereto, and the other financial data appearing elsewhere in this prospectus.

The Company's revenues and results of operations could differ materially from those projected in the forward-looking statements as a result of numerous factors, including, but not limited to, the following: the risk of significant natural disaster, the inability of the Company to insure against certain risks, inflationary and deflationary conditions and cycles, currency exchange rates, changing government regulations domestically and internationally affecting the New Internet, including various taxing authorities, VAT, OSHA, and general market conditions, competition and pricing, changes in external competitive market factors, termination of certain agreements, protocol, or inability to enter into strategic agreements, inability to satisfy anticipated working capital or other cash shortage requirements, changes in or developments under domestic or foreign laws, regulations, governmental requirements or in the IT industry, changes in the Company's business strategy or an inability to execute its strategy due to unanticipated changes in the market. In light of these risks and uncertainties, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.

The Company is currently reviewing and implementing new disclosure controls and procedures to ensure that they fully comply with the new Securities Exchange Act Rules 13a-15 and 15d-15.

The Company currently operates one wholly owned subsidiary, Centrabell Ltd. a commercial printing company which trades under the name of "Tekprint" (http://www.tekprint.co.uk) based in Swindon, Wiltshire, England and anticipates seeking certain other strategic acquisitions.

Results of Operations

Since the company is still in its infancy stages, there is really no history of operations for review. The funds from the sale of the callable secured convertible notes will be primarily used for working capital needs. A more thorough review of the operations is found in the “Business History” section infra

Liquidity and Capital Resources

The Company’s primary needs for liquidity and capital resources are the funding of salaries and other administrative expenses related to the management of the Company.

We entered into a Securities Purchase Agreement (the “Agreement”) with four accredited investors on September 28, 2006, for the sale of (i) $1,500,000 in callable secured convertible notes (the “Notes”) and (ii) warrants to buy 10,000,000 shares of our Common Stock (the “Warrants”). Pursuant to the Agreement, the investors are obligated to provide us with an aggregate of $1,500,000 in tranches as follows: (a) $500,000 was disbursed on September 28, 2006; (b) $500,000 will be disbursed upon the filing of a registration statement covering the shares of common stock underlying the Notes and Warrants; and (c) $500,000 will be disbursed upon the effectiveness of the registration statement.

The cash received pursuant to the Agreement to date is sufficient to sustain our operations for 12 months. The Company may be required to seek additional financing regardless of the amount of funds received pursuant to the Agreement.

Critical Accounting Policies and Estimates

The preparation of our financial statements requires our management to make estimates and assumptions that affect the reported amounts on our financial statements. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

The Notes to the financial statements included in this filing contain a discussion of our significant accounting policies and recent accounting pronouncements applicable to us.

Recent Accounting Pronouncements

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” The Statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts entered into or modified after June 30, 2003. The guidance should be applied prospectively. The provisions of this Statement that relate to SFAS 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with respective effective dates. In addition, certain provisions relating to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to existing contracts as well as new contracts entered into after June 30, 2003. The adoption of SFAS No. 149 is not expected to have an impact on the Company's financial statements.

In May 2003, the FASB issued Statement of Accounting Standards No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" (SFAS No. 150). SFAS No. 150 establishes standards for classification and measurement in the statement of financial position of certain financial instruments with characteristics of both liabilities and equity. It requires classification of a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. We have not yet determined the impact, if any, of the adoption of SFAS on its financial position or results of operations.

In May 2003, the consensus on EITF Issue No. 01-08, "Determining Whether an Arrangement Contains a Lease," was issued. The guidance in the consensus applies to the purchase or sale of goods and services under various types of contracts, including outsourcing arrangements. Based on the criteria in the consensus, both parties to an arrangement are required to determine whether the arrangement includes a lease within the scope of SFAS No. 13, "Accounting for Leases.” The new requirement applies prospectively to new or modified arrangements for reporting periods beginning after May 28, 2003. Accordingly, as of August 1, 2003, the Company accounted for new or modified arrangements based on this guidance. Adoption of this standard did not have an impact on our financial statements.

On December 18, 2003 the SEC issued Staff Accounting Bulletin No. 104, Revenue Recognition ("SAB 104"), which supersedes SAB 101, Revenue Recognition in Financial Statements. SAB 104's primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, which was superseded as a result of the issuance of EITF 00-21, Accounting for Revenue Arrangements with Multiple Deliverables. The adoption of SAB 104 did not have a material impact on our financial position or results of operations.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment, which is an amendment to SFAS No. 123, Accounting for Stock-Based Compensation and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. This new standard eliminates the ability to account for share-based compensation transactions using Accounting Principles Board (APB) No. 25, Accounting for Stock Issued to Employees (APB 25) and requires such transactions to be accounted for using a fair-valued-based method, with the resulting cost recognized in the Company's financial statements. This new standard is effective for annual periods beginning after June 15, 2005. The Company has not awarded or granted any share-based compensation to date and, therefore, the adoption of this standard is not expected to have any effect on the Company's financial position or results of operations until such time as share-based compensation is granted.

In December 2004, the FASB issued SFAS No. 153, Exchange of Non-monetary Assets. SFAS No. 153 amends APB Opinion No. 29, Accounting for Non-monetary Transactions, to eliminate the exception for non-monetary exchanges of similar productive assets. The Company will be required to apply this statement to non-monetary exchanges after December 31, 2005. The adoption of this standard has not had a material effect on the Company's financial position or results of operations.

BUSINESS

History

On August 8, 2006, Textechnologies, Incorporated (“Textechnologies,” the “Company,”“we,”“us” and “our”) entered into a stock purchase agreement with Charms Investment Ltd., to purchase 100% of the issued and outstanding shares of Centrabell Ltd (“Centrabell Ltd”), an entity engaged in Commercial Printing which trades under the name of "Tekprint". At the time of the Agreement, Mr. Maddocks was a Director of both Textechnologies and Centrabell Ltd. Clinton Greyling was the owner of charms and also the largest shares holders of Textechnologies Pursuant to the agreement; on October 12, 2006 we issued 3,000,000 shares of our restricted common stock to Charms Investment Ltd. As a result of the stock purchase agreement, Centrabell Ltd became a wholly owned subsidiary of the Company. Prior to this acquisition, we operated as a holding company.

Centrabell Ltd trades as TekPrint. TekPrint is a UK commercial printer, which was established in June 1974 and has seen many changes. The company's Commercial Director heads an experienced team of executives and sales liaison staff. The company has a complete integrated line covering all aspects of fulfillment, storage, picking, dispatching, nationwide distribution and even stock level monitoring. Additionally, TekPrint offers web based B-to-B ordering systems.

TekPrint has a wide and industry diverse client list that provides high-end products to companies such as Zurich Insurance, Bayer, Rothschild's, Tyco, Mercedes and various governmental and municipal bodies. The company differentiates itself from its competition due to its very high specification equipment. It uses Heidelberg presses, the highest quality in the printing industry.

BUSINESS STRUCTURE

Description of Business

Textechnologies, Inc. propose to expand a commercial lithographic printing business. The business will trade as “Tekprint” taking its name from the original company, which was established in June 1974 and has a long and successful name in the industry. It will be primarily engaged in providing lithographic printing of a variety of printing processes including lithographic, microlithographic, nanolithographic, photolithography, electron beam lithography, etc; a selection of standard printed product lines including catalogs, brochures, product packaging, full color flyers, mailers, door hangers, posters, club card flyers, event tickets, greeting cards, letterheads, newsletters, sales data sheets, booklets, business cards, newspaper inserts, stationary, postcards, presentation folders, etc.; and a selection of single, multi-color, full color options, product size options, folds, run quantities, selection of paper grades, finish, weight, thickness, color, selection of ink colors/types, etc.

All products will be produced in a traditional commercial lithographic printing business setting. The main production area will accommodate 27 workers. In addition, the packaging areas will occupy approximately 5,000 square feet of the facility. The facility will also accommodate our business administration office.

“Tekprint” will provide commercial lithographic printing products for lower, middle, upper-middle and high-end. Customers that will be the focus of our business are: arts, entertainment and recreational, accommodation and food services, professional, technical, real-estate, service, transportation, utilities, wholesale, manufacturing, retail, construction, educational, financial, and insurance, health care, management and executive, mining, advertising agency or public relations, market niche clientele the business will typically operate 6 days of the week.

Business Organization

“Tekprint” will be organized as a limited liability company.

This business organizational structure was chosen because an LLC generally can own another entity. Generally The Limited Liability Company can be a part of an affiliated group, limits the liability of its members, and has fewer corporate regulatory restrictions.

We will be doing business, as “Tekprint” our legal business structure name is Centrabell Ltd.

Our search of existing trademark indicates that there are no trademark restrictions on our trade name. We will trademark our name “Tekprint”.

Management Team

The management team is lead by John Hunter. Hunter offers a unique blend and extensive breath of experience relative to this venture. John Hunter has been involved in the industry for more than 40 years. He has been associated with such operations as: Premier Colour Ltd, Southnews Plc and Williams Press (Berks) Ltd. His duties have are extensive and range from Compositor, Production Manager, Managing Director and Proprietor and Marketing Exec.

John Hunter presents a blend of skills sets which qualify him to the level of “City and Guilds” and has extensive experience in all aspects of the printing industry. His experience includes business turnarounds and re-engineering, acquisitions ‘sorter and shaker’ production and managing director duties. He was identified and fast tracked during his career and has experience in all aspects of the printing business which makes him highly qualified to successfully guide this venture.

The Location

The location of the business will be instrumental to its success. Our operation will target the lower, middle, upper-middle and high-end commercial lithographic printing customer niche seeking a low, moderately premium priced item. We will need to serve the local, regional, national and international distribution needs of our customers from our location. Key customer considerations relative to our location, therefore, included: centrally located to our primary target markets and a viable and growing marketplace, accessible and affordable distribution/transportation connections, and an abundance of potential outlets for our product. Key production considerations include: accessibility to high quality and competitively priced production supplies/raw materials, total rent costs, competition, neighborhood stability, appearance and condition of the building, police and fire protection availability, taxes, political climate, noise and environment regulations, our initial and future space needs, accessibility to labor pool, any pending rezoning issues, planned or existing road construction, local/state regulatory and tax issues, and satisfaction of current area business owners. Such manufacturing locations are usually priced at the low to moderate end of the real estate market.

“Tekprint” is located at Tek House, Kembrey Street, Swindon, Wiltshire SN2 8NY England. Telephone 01793 643291 Fax 01793 695545

Our stand-alone location satisfies our key customer needs of convenient and reliable accessibility to transportation, central location to primary target markets and growing and viable marketplace, and sufficient outlets for our product. Our geographical location will enable distribution of our product to any part of England within one to two days of leaving our processing facility. The location will also provide us with a direct “face-to-face” capability to meet with, market to, and otherwise serve in a timely fashion over 98% of costumers

We will need to acquire the property and/or its facilities to create better shareholder value.

Examination of our Twelve-Month Cash Flow Projection (Figure 3 of the Attachments) provides detail for the cost considerations of our chosen location. Our Moderately priced products will allow us to accommodate disproportionate facility cost relative to our projected revenue potential. We will need to negotiate an acquisition cost that will support reasonable operating expenses and an opportunity for a profit.

Our financial projections indicate we can reasonably accommodate an acquisition cost in the range of $ 2 Million dollars. Additional common area charges and maintenance expense experience provided by the landlord are also factored into our facility cost projections and are well within the reasonable range for operations of our type. The cost of our operation at this location will also be in line with those of other businesses of our type.

THE MARKET

The Product and Service

“Tekprint” will feature the following product lines and services:

Products

Our Full-service commercial lithographic printing businesses will offer such production capabilities of printing processes including lithographic, microlithographic, nanolithographic, photolithography, electron beam lithography, etc.; a selection of standard printed product lines including catalogs, brochures, product packaging, full color flyers, mailers, door hangers, posters, club card flyers, event tickets, greeting cards, letterheads, newsletters, sales data sheets, booklets, business cards, newspaper inserts, stationary, postcards, presentation folders, etc.; and a selection of single, multi-color, full color options, product size options, folds, run quantities, selection of paper grades, finish, weight, thickness, color, selection of ink colors, types, etc.

Services

Our Services will provide typically, commercial lithographic printing services as: contracting, payment options, product warrantees, shipping & handling, accommodation of various bulk order or quantity sizes orders. We will you provide in-house value added services including embossing, binding, finishing, prepress services, electronic file, digital capabilities, graphic design, inventory and database management services for clients.

Management gained extensive experience in the industry during his tenure at Premier Colour and Southnews Plc. That experience will enable him to maintain the integrity and knowledge our customers will expect.

All products will be based on proven sales records that have been observed and experienced during our 30 years in the industry.

“Tekprint” maintain a web-based presence. A web-based e-commerce informational site will provide general information on the company, a contact link for questions and other customer feedback, an order price quoting, placement, confirmation, tracking capability, information on the product(s). The web-based service will be open twenty-four hours a day and three hundred and sixty-five days per year.

Normal business operation hours will be:

Business Hours

Mon:	Open 6am - Close 9 pm
Tues:	Open 6am - Close 9 pm
Wed:	Open 6am - Close 9 pm
Thur:	Open 6am - Close 9 pm
Fri:	Open 6am - Close 9 pm
Sat:	Open 6am - Close 1.30 pm

“Tekprint” will maintain quality commercial lithographic printing products. The business management operation will be under the supervision of John Hunter and Mike James. They have extensive experience in the industry and Mike James’ 30year + experience in print production management, scheduling and distribution enables Mr. Hunter to focus on General management and Marketing issues.

All facility and equipment (Figure Attached) needed for the delivery of a quality product have been accounted for in our business plan. This includes such key production items as: a fully equipped facility equipped with prepress desktop publishing graphic design, digital, scanners, graphic arts supplies, printers, computers, software, imagesetters, platesetters, sheet-fed, flat-bed, rotary, etc. printing presses, flexible aluminum plastic plates, rollers, drums, dampening system, folding machines, joggers, paper cutters, punches, binders, staplers, label printer, applicators, production inventory including selections of paper, inks, processing line equipment and supplies include control systems, gauges, valves, fans, blowers, raw material handling equipment, storage, laboratory scales laboratory systems, measurement, quality control system, pipes, fittings, filters, pollution control system, all hand, power tools, all personal production items including aprons, boot and shoe covers, coveralls, dust masks, gloves, glove liners, safety glasses, and industrial computer hardware, manufacturing software. Our product distribution needs include: all warehousing, product storage, material handling, packaging, labeling, equipment; and product transportation, distribution vehicles. Business administration needs include: office furniture, furnishings; office machines and supplies; computer(s); accounting, order processing, inventory control, job costing, payroll software; security system; and customer business administration telephone system.

The quality and supply of our featured product items will be the responsibility of management.

Market Trends

The industry has experienced some consolidation and nearly level sales growth in recent years. The most recent reporting Economic data for the commercial lithographic printing sector shows a consolidation in the last few years.

While complete data is incomplete for the reporting Economic data for the commercial lithographic printing sector figures shows that the number of establishments decreased.

The demand for commercial lithographic printing products continues to grow. The high quality of prints and its application to both text and illustration makes the process suitable and preferable for a wide variety of general customers. A lucrative market niche exists for those operations that can create a unique niche product and provide better service. A market opportunity exists for those businesses that can quickly move an idea to commercialization and capture a market niche.

Technology has had a positive impact on the industry. Better supply chain services have expanded the availability of equipment and production materials and reduced cost of goods sold expenditures. Computerization has improved the customer access, distribution, service, and tracking capabilities of the industry. We will integrate much of this technology into our operation.

The Target Market

“Tekprint” will target the lower, middle, upper-middle and high-end commercial lithographic printing products customer market niche segment. The segment will be attracted by the quality of our products, superior service, and competitive product pricing.

Our targeted corporate market client mix includes arts, entertainment and recreational, accommodation and food services, professional, scientific and technical, real estate, service, transportation, utilities, wholesale, manufacturing, retail, construction, educational, financial and insurance, health care, management and executive, mining, advertising agency or public relations and market tier clientele. Our market territory will be local, regional, national and international in its geographical focus. Analysis of this market territory indicates there are over thousands of targeted advertising sector customers in this area. They provide a large target market base for “Tekprint”.

The Competition

Our analysis indicates a viable and competitive marketplace. There were hundreds of competitors in this marketplace.

Our competitive analysis of commercial lithographic printing competitors (Figure 1 of the Attachments) indicates that success has come to the operations that have been able to differentiate themselves in the marketplace. Success has also come to those who have been able to maintain their market niche with quality products and service. Those that have not been able to do so have failed.

“Tekprint” will find its most direct competitors to be AGI Thamesdown, Acorn Press, ESP, Rombold and Holland and Europrint . These operations have demonstrated an ability to meet the demands of the targeted customer base we will be competing for.

To compete “Tekprint” will need to take advantage of our competitor’s weaknesses and minimize their strengths while finding a competitive advantage that will differentiate us in the marketplace.

“Tekprint” will need to provide the highest quality products to compete with the best operations in our market territory. All have sound reputations that have been built from the quality they provide. We will utilize only quality suppliers and venders. Our products will be equal than those of our competitors.

The pricing of our direct competitors is high. The price range of “Tekprint” will be lower than those of our competitors. We feel our pricing strategy will enable us to effectively enter, compete and grow market share in this marketplace.

Our competitive analysis also identified weaknesses of our competitors that currently exist in their respective operations. We intend to take full advantage of these weaknesses.

Our primary market research was also successful in identifying some gaps in product and service that exist in this marketplace. These gaps represent opportunities for our operation and will be the foundation for our competitive advantage in this marketplace.

Market Share Estimates

Our Direct competitors have an estimated turnover of approximately $100 million, expanding geographically we have a market size of approximately $250 million, at the moment Tekprint has a market share of 2% with room for growth.

The Competitive Advantages

“Tekprint” will possess important competitive advantages that will help position it in the marketplace and help differentiate it from our competitors. We will provide quality of products, skill of the chemists, engineers, and printers directing the production process, processing specialties, price competitiveness, service selection, product selection, and convenience of the availability of their product(s) relative to the target markets. These are some additional ways “Tekprint” will differentiate their products or services.

Quality	Service	Perceived Value
Convenience	Reliability	Price
Familiarity	Locally Owned	Warranty
Product Range	Specialization	Accessibility of Purchase
Credentials	Prestige	Method of Production
Range of offering B-to-B Internet

MARKETING & SALES STRATEGY

Pricing and Positioning

Our primary pricing objective will be to capture, build, and maintain market share. We will be entering the highly competitive low, middle, upper-middle and high-end commercial lithographic printing market niche. Our pricing will need to be sensitive to the expectations of our customers. We will need to position our prices to attract this low, middle, upper-middle and high-end market tier.

Our pricing will also be margin driven. While our price floor will be determined by our break-even point, we will need to employ a flexible pricing mechanism that will allow us to reflect competition and market conditions. At the same time, we will be selective in our product and services offerings. We will choose only those items and services that will allow us to support sound profit margins.
The pricing policy is largely based on a competitive quote system based on industry market price, these prices are generally based on high gross margin that enable absorption of fixed and overhead costs. The company compares market-going rate against the in-house full absorption costing system and a management decision is taken.

We have illustrated our costs and markup for a typical product to demonstrate our pricing competitiveness. We will apply a gross margin percentage pricing method to our products. This pricing approach is also incorporated into our financials.

We feel we will be able to keep our cost of goods sold expenses at approximately 38% of turnover including packing materials and distribution by implementing the sound manufacturing industry management techniques we have learned over the years. Such management techniques will include: selective use of product suppliers and wholesalers, a price bidding process integrated into our product purchasing procedure and inventory/production monitoring systems. A facility and equipment preventative maintenance program will also be used to implement and assure a cost efficient operation.

Other cost savings and enhanced revenue generation potential will be captured through efficiencies in customer service operation. Mike James will manage the product manufacturing operation. Specific ordering, staff training, shipping, and waste reduction procedures will assure an efficient and high quality operation. Expansion of hours and addition of staff during peak manufacturing periods, different seasons, and all other special occasions will also more fully utilize our facility and equipment.

Finally, value added and creative pricing strategies will also be employed. Such time tested industry strategies as: large quantity specials, discounts to targeted market customer groups, and fixed price and indexed contracting options will be utilized to grow market share and enhance margins.

Sales

Our revenue will be generated by product sales.

We will use the following approaches to ignite our sales: will use such sales approaches as: direct counselor selling, call center customer self-serve and/or customer assisted sales assistance, manufacturer representative, marketing firms, competitive contract bidding, catalog, Internet supply chain, inside sales contacts, etc. Will you use one or more of the following traditional approaches: direct counselor selling, cold calling, inside sales contacts, customer assisted sales assistance, customer self-serve, door-to-door, group sales presentations, telemarketing, manufacturer representatives, registration with sales agents, listing services, dispatching services, manufacturers representatives, etc.

While our advertising will bring customers to us it will be our management and staff that will initiate and ultimately complete the sales process. All sales staff will be trained to provide superior customer service and education. Our sales staff will be schooled in our product offerings and will be trained to be able to recommend products that will compliment the interests and needs of the customer. Our staff will employ soft touch techniques such as warm greetings, expressions of appreciation for patronage, prompt follow-up and personal customer assistance.

Our sales approach will be supported by a year around marketing effort and campaign. There will be some revenue swings to the business that we will want to respond to in our sales efforts. Sales can be affected by economic cycles, customer budget years, technological innovations, special events, the holidays, and seasonal factors.

We will generate and grow our customer base with consistent sales and marketing effort. Management will be responsible for the creation of our marketing plan and budget, material development, targeted marketing, plan implementation, and direct sales. The rollout of the initial marketing campaign and its consistent application will generate immediate sales and create immediate cash flow for the business.

Most sales will be invoiced account transactions. All major credit and debit cards will be honored. Major clients will have open accounts and be invoiced on a timely basis. Payment terms will be on a 15, 30, 45, 60 and 90 day basis relative to the products delivery.

Advertising and Promotion

There are time tested marketing/advertising strategies employed by the industry. They are, of course, utilized in varying degrees with levels of sophistication tailored to the targeted markets. “Tekprint” will primarily employ the following advertising mediums:

Newspapers	Weekly Papers	Shopper’s Guides
Magazines	Direct Mail	Brochures
Yellow Pages	Trade Directories	Signage
Outdoor Billboards	Signs on Vehicles	Telemarketing
Website	Press Releases	Direct Selling
Association Memberships	Open House	Cold Calling
Flyer Distribution	Customer Bounce-backs

Our marketing message will need to reflect the demands of the target customer we are trying to attract. Our customers will all be seeking somewhat different benefits from our establishment. Therefore, our advertising message and product offerings will be tailored to attract and meet the demands of our diverse customer base.

OPERATING REQUIREMENTS

Production of the Product & Distribution

The over-all business management and operational components of “Tekprint” will be the responsibility of Mike James will supervise the quality of our product and service delivery. John Hunter will oversee the human resource needs of the business. The financial accounts payable, receivable, cash flow management duties of the business will be performed by Dean Styles.

The production facility is a 35,000 square foot structure. It has an inventory capability and manufacturing capacity to supply the regular needs of over $10,000,000 turnover levels and a significant growth in clients. .

The main production floor, as well as, the product storage area will be fully equipped. The production line has embraced the best-practices standards of the industry covering: the initial inspection of the materials used in production, machine maintenance, employee training and safety, regular product sampling/testing/quality control monitoring, and packaging and storage procedures. The projected needs and growth of the business have been taken into account when figuring the amount of equipment needed. Mike James will be responsible for production scheduling, workflow and meeting production deadlines. He has over 30 years experience in the print production and distribution field.

In addition, an inventory control, order processing, and shipment tracking system will be integrated into the operation. Two separate telephone systems will serve our manufacturing and business administration operations and a customer ordering and service system will be in place to efficiently administer the our distribution operations. These procedures and systems include: the Optimus print management system and our in-house B-to-B Internet ordering system.

Mike James supported by the customer service teams will supervise the distribution and shipping duties of our product. Our order fulfillment operation will utilize a variety of company short and long haul fleet vehicles/contracted short and long haul trucking carriers and business post suppliers for distribution of our product to customers.

Staffing and Employees

The Attachments illustrates the profile of the potential labor force needed to serve the business. The business will require at the onset several skill sets for its operational areas. These skill sets include: a production manager, highly skilled chemists, engineers, printers, graphic and desk top design, IT, cost estimators, production material purchasing professionals, skilled prepress, press, post press production employees, transportation, delivery drivers, knowledgeable shipping, marketing, customer service, sales staff, marketing, sales, advertising manager, facility, equipment maintenance personnel, and business operations manager.

An adequate labor supply currently exists in the desired job classifications.

All staff will be employed in accordance with labor law requirements. Positions including skilled production staff and key management personnel will require experience in the commercial lithographic printing industry.

Management & Administrative Support

John Hunter, Mike and Dean Styles possess considerable core competencies relevant to this business venture. Resumes of all key principles and management are included in the Attachments. They demonstrate competencies in the following key operational areas of the business operation

In addition we will also be utilizing the services of area professionals to support the administration of the business.

We have engaged the law firm of GSC solicitors. They have also advised and assisted us in the legal registration of the business. They will continue to provide for our legal services as needed.

We have also engaged Abasy Yates and Co- to support the accounting and tax reporting requirements of the business.

Regulatory Requirements

Regulatory oversight is significant in the industry. We will make application for all necessary local, state and federal licenses, registrations and permits.

Our primary regulatory obligations include the following:

Companies House filings and Compliance
Her Majesties Revenue and Customs
The Health and Safety Executive
Union Executive
Swindon Burough Council

All zoning and inspection requirements have also been fulfilled.

THE FINANCIAL PLAN

Forecasted Budget

The Attachments illustrate the estimated budget for “Tekprint”.

•
Small amounts of Inventory are held due to the considerable diversity of our client order needs. Consumables utilized in production including finishing are ordered on a daily or weekly basis and delivered within one working day in line with industry needs.

•	Consumables including packaging and finishing constitute 38% of turnover.
•
The company has a number of B2 and B3 Hiedlieberg presses and all peripheral equipment (Computer to Print machinery, Shirkers, collators, stitch makers, packagers etc.) that would easily cope with 200% increase in turnover. No additional expenses on machinery are envisaged in the near future.

•
As with Equipment and Machinery the current Building facilities are in excess of current needs and will accommodate the forecast growth in business turnover, there is no extra ordinary non-capitalable expenses built into the plan. The company is currently in negotiation to acquire the freehold of the business at a price below market valuations commissioned. All costs of acquisition costs will be capitalized and any greater liquidity needs will be raised by way of second mortgage.

•
Built into the plan is the required upgrade of the Optimus print management system this entails a modest upfront cost and will also require new hardware, which will be paid for on hire purchase contract over a 3-year period.

Forecasted Break-Even Analysis

The Attachments illustrates the monthly and first year break-even point in sales for “Tekprint”. Sales of $400,000 and $5,000,000 will be required monthly on average and annually respectively to reach the break-even point. We have used moderately conservative monthly and annual sales estimates in our projections.

Forecasted Twelve-Month Cash Flow

The Attachments illustrate the projected first year cash flow of “Tekprint”. We feel these are moderately conservative projections.

We project that “Tekprint” will serve an average of 200 customer orders per month and generate an average customer sale of $2,000 Our annual revenue projections are as outlined in the attached 5 year forecast Profit and loss.

Key operating expenses for “Tekprint” include: cost of goods sold, salaries, wages, payroll taxes, employee benefits, advertising, office supplies, equipment, insurance, legal, professional services, meals & entertainment, production equipment, maintenance, vehicles, vehicle expense, rent, facility maintenance, travel, depreciation, utilities, interest expense, leases, contracted labor, etc. National benchmarking relative to businesses of our type indicate we are generally in line with those experienced by similar ventures.

Forecasted Five Year Cash Flow Analysis

The Attachments illustrate the projected five-year cash flow of “Tekprint”. Our projections are moderately conservative. These projections reflect our sales strategy and commitment to quality customer service. By years four and five we projected a leveling off of sales to respectively.

The moderately conservative nature of the sales projections is further demonstrated by the fact that by year five we are projecting ourselves to be equal to than the average size commercial lithographic printing company.

Forecasted Five-Year Income Statement

The Attachments provide a Forecasted Income Statement for “Tekprint”. You will note that the revenue projections are based on the business reaching a optimistic sales level for its market area.

Our projections demonstrate a moderately conservative potential for average profit margins for the operation.

Forecasted Five Year Balance Sheet

The Attachments provide a forecasted five-year balance sheet for “Tekprint”.

Sources and Uses of Funds Statement

Textechnologies, Inc will provide cash equity investment of $250,000 for the business

An additional $250,000 will be allocated to operating capital to support the business’s market and growth phase. Because “Tekprint” will generate an immediate cash flow, the amount of operating capital needed operate the business will be lower than that of a cash operation.

ANALYSIS OF THE RISKS

Risk Analysis

We have assessed the major risks associated with our business. These risks include the following:

Property & Liability	General Liability
Property Damage Liability	Fire Insurance
Earthquake/Flood	Theft
Fidelity Bonds	Surety Bonds
Machinery/Equipment Coverage	Workers Compensation
Business Interruption	Vehicle Insurance
Umbrella Insurance	Product Liability
Officers and Directors	Errors and Omissions
Other

We have also assessed the major Business risks associated with this venture. These risks include the following:

Life Insurance	Disability Insurance
Employee Benefits	Group Insurance
Retirement Programs	Overhead Expense
Key Person Insurance	Buy/Sell Agreement Funding

Strategies to Address Risk

All insurance policies are in place to address general risk retirement programs are in place. The Company stresses compliance to all government and regulatory requirements. Overhead Expense is under tight control.

ATTACHMENTS

▪	Executive Summary
▪	Forecasted Five Year Cash Flow
▪	Forecasted Five Year Income Statement
▪	Forecasted Five Year Balance Sheet
▪	Resumes of Key Management
▪	Copies of Leases, Contracts, other Legal Documents

Seek Growth through Acquisition.

The Company is currently looking to make strategic acquisitions to augment its business. Current acquisition criteria include, among other things: revenue (preferably over $1/2 million), earnings, and technology and/or content related. The Company intends to expand with companies with similar corporate cultures. The Company has not entered into any agreements or binding letters of intent for any such acquisition.

As of the date of this prospectus, we have thirty-seven (37) employees.

We believe that the premises are adequate for our current and near term requirements.

ITEM 18:. DESCRIPTION OF PROPERTY

The Company does not own any real property. The company currently is provided space at 13520 Oriental St Rockville, Md 20853. David Price Secretary and Corporate Counsel currently provides the space on a month-to-month basis free of charge.

ITEM #19: CERTAIN RELATIONSHIP & RELATED TRANSACTIONS -

This section is taken verbatim from Item #11 supra.

The company’s Director, Peter Maddocks, owns 250,000 common shares; and David Price, General Counsel, owns 150,000 commons shares, the executive officers and directors of the Company currently beneficially own approximately .01% of the outstanding Common Stock representing an absolute minority

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock by each person or group that is known by the Company to be the beneficial owner of more than five percent of its outstanding Common Stock, each director of the Company, each person named in the Summary Compensation Table, and all directors and executive officers of the Company as a group as of October 7, 2005. Unless otherwise indicated, the company believes that the persons named in the table below, based on information furnished by such owners, have sole voting and investment power with respect to the Common Stock beneficially owned by them, where applicable. As of September 19th, 2006, there were 31,869,144 shares of common stock issued and outstanding.

Name/Address of Beneficial Owner	Position with Company	Amount and Nature of Beneficial Ownership of Class A common Stock (1)	Percentage of Securities (1)
Peter Maddocks	CFO	250,000.8%
12 College Rd Historic Dockyard, Chatham, Kent UK ML44QY

David Price	Secretary	150,000.48%
13520 Oriental St Rockville, Md 20853
Charms Investment LTD (1)

Gretton House, Pond Street, Grand Turk
Turks and Caicos Islands, BWI	--	23,500,000	75.59%

Abby International Holding LTD (2)	--	2,500,000	8.04%
19-21 Crawford St Suite #363 London, W1H1PJ, U.K.

All executive officers and Directors as a group (2 persons)			1.28%

(1) Pursuant to the rules of the Securities and Exchange Commission, a person is deemed to "beneficially own" shares of common stock over which the person has or shares investment or voting power, or has the right to acquire such power within 60 days. The percentage of common stock owned is calculated based on the number of shares of common stock outstanding, plus in the case of each person the number of shares of common stock issuable only to such person upon the exercise of options or warrants and the conversion of convertible debt securities.

(2) Mr. Clinton Greyling is the sole Director of Charms Investment Limited and is the beneficial owner of the shares owned by that entity.

(3) Mr. Irving Aronson is the beneficial owner of Abby International Holding Ltd. Abby International Holding Ltd acquired the 2,500,000 shares as of December 8th, 2006. This is reflected on the transfers on the Company’s books.

On August 8, 2005, we entered into a stock purchase agreement with Charms Investments Ltd. to purchase the total issued and outstanding shares of Centrabell Ltd. a Commercial Printing Company which trades under the name of "Tekprint”. Pursuant to the agreement, we agreed to pay Charms Investment Ltd. 3,000,000 shares of our restricted common stock in exchange for 100% of the issued and outstanding shares of Centrabell Ltd. As a result of the stock purchase agreement, Centrabell Ltd became a wholly owned subsidiary of the Company. Prior to this acquisition, we operated as a holding company for companies involved in Internet Gaming Web Site. At the time of the Centrabell acquisition, Charms Investments, Ltd was the largest shareholder of both companies.

ITEM #20: MARKET FOR COMMON EQUITY & RELATED STOCKHOLDER MATTERS - Note this section is taken in whole from Items # 5, 6, supra. The Company's common stock is currently traded on the over-the-counter Pink Sheets market in the United States under the symbol “TXTG”. The closing price of the Company's common stock on the over-the-counter Pink Sheets market on November 30th was $1.75 per share as quoted in the Pink Sheets.

The price ranges of trading in the Company's common stock during the last fiscal year is as follows:

2006	High	Low

1/1/06 - 3/31/06	.33	.15
4/1/06 - 6/30/06	.15	.11
7/1/06 - 9/30/06	1.25	.11
10/1/06 - 12/15/06	1.50	2.00

2005

12/01/05 - 10/31/05	.65	.33

As of September 19th, 2006, the Company had issued and outstanding 31,869,144 shares of common stock, held by approximately 1,953 holders of record, and one holder of one preferred share of 10,000.

The source of these high and low prices was the Pink Sheet Reporting Service. These quotations reflect inter-dealer prices, without retail mark-up, markdown or commissions and may not represent actual transactions. The high and low prices listed have been rounded up to the next highest two decimal places. Note the company has no equity compensation plans.

ITEM #21: EXECUTIVE COMPENSATION

The following table sets forth the aggregate cash compensation paid by the Company to: (i) its Chief Executive Officer, Chairman and Chief Financial Officer; and (ii) its most highly compensated officers.

Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)		Restricted Stock Award(s) ($)	Securities Underlying Options SARs(#)	LTIP Payouts($)	All Other Compensation ($)
Peter Maddocks	2006	N/A	N/A	$	N/A	250,000	N/A	N/A	N/A
David Price	2006	32,500-	N/A		N/A	150,000	N/A	N/A	N/A
_______________________
*The Company hired its executive officers on or about August 8, 2006. Accordingly, none of the executive officers have earned full year annual compensation or long tem compensation. This table reflects annual compensation paid to the executive officers from August 8, 2006 to date.

(1)	Mr. Maddocks has been paid 250,000 shares of our restricted common stock for employment as Chief Financial Officer and his board representation for the next fiscal year.
(2)
Mr. Price is expected to earn an annual salary of $78,000 during the next fiscal year. Pursuant to Mr. Price employment agreement, he received 150,000 shares of the Company’s restricted common to date. Mr. Price shall be issued an additional 150,000 shares of our restricted common stock after one year of service.

COMPENSATION PLANS

We do not have any option, annuity, retirement, pension or deferred compensation plan or other arrangements under which an executive officer is entitled to participate.

DIRECTOR COMPENSATION

We have a standard executive employment agreement with Mr. Peter Maddocks, who receives no pecuniary compensation at this time. Mr. Maddocks has received 250,000 shares of our common stock as full compensation for board representation for the next fiscal year.

EMPLOYMENT AGREEMENTS

On or about June 1, 2006, the Company entered into an agreement with David Price Esq., our Corporate Counsel. The agreement provides for a Corporate General Counsel with an annual salary of $78,000 and to be issued 150,000 shares of restricted common stock. Additionally, Mr. Price shall be issued an additional 150,000 shares of our restricted common stock after one year of service.

On June 1, 2006, the Company entered into an employment agreement with Mr. Peter Maddocks, our Chief Financial Officer and Director. The agreement provides for a one-year term with no annual base salary and shall be issued 250,000 shares of restricted common stock with certain performance-based target bonuses. Mr. Maddocks shall be issued 250,000 shares of our restricted common stock after one year of service.

ITEM #22: FINANCIAL STATEMENTS

Textechnologies, Inc.
(A Development Stage Company)

Financial Statements for the Period
From Inception of the Development
Stage on June 5, 2006 Through
September 30, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Textechnologies, Inc.
Rockville, Maryland

We have audited the accompanying balance sheet of Textechnologies, Inc. as of September 30, 2006, and the related statement of operations, stockholders’ equity and cash flows from inception of the development stage on June 5, 2006 through September 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the PCAOB (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, audits of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Textechnologies, Inc. as of September 30, 2006 and the results of their operations and their cash flows from the date of inception of the development stage on June 5, 2006 through September 30, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has a working capital deficit, is dependent on financing to continue operations, and has suffered recurring losses to date, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/Chisholm, Bierwolf & Nilson
Chisholm Bierwolf & Nilson, LLC
Bountiful, Utah
January 12, 2007

Textechnologies, Inc.
(A Development Stage Company)
Balance Sheet
September 30, 2006

ASSETS

CURRENT ASSETS

Cash and cash equivalents	$444,820

Total Current Assets	444,820

TOTAL ASSETS	$444,820

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES
Current Liabilities
Related party payable (Note 4)	$20
Derivative liabilities (Note 6)	500,000

Total Current Liabilities	500,020
Long-term Debt
Convertible notes payable, net of discount of $499,753 (Note 5)	247

STOCKHOLDERS' EQUITY

Preferred stock, 10,000 shares authorized of $0.00001par value, 10,000 shares issued and outstanding	-
Common stock, 1,000,000,000 shares authorized of $0.00001par value, 28,077,356 shares issued and outstanding	281
Additional paid-in capital	33,719
Deficit accumulated during the development stage	(89,447)

Total Stockholders' Equity (Deficit)	(55,447)

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)	$444,573

The accompanying notes are an integral part of the financial statements

Textechnologies, Inc.
(A Development Stage Company)
Statement of Operations
For the Period From Inception of the Development
Stage on June 5, 2006 Through September 30, 2006

REVENUES	$-

OPERATING EXPENSES

Professional fees	55,000
Other, general and administrative	34,200

Total Operating Expenses	89,200

OTHER INCOME (EXPENSE)

Interest expense	(247)

Total Other Income (Expense)	(247)

NET LOSS BEFORE INCOME TAXES	(89,447)

Income tax expense	-

NET LOSS	$(89,447)

BASIC LOSS PER COMMON SHARE (Note 2)	$(0.01)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	11,144,023

The accompanying notes are an integral part of the financial statements

Textechnologies, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity (Deficit)
For the Period From Inception of the Development Stage on June 5, 2006 Through September 30, 2006

						Deficit
						Accumulated
					Additional	During the
	Common Stock		Preferred Stock		Paid-In	Development
	Shares	Amount	Shares	Amount	Capital	Stage

Shares outstanding upon recapitalization of the Company at inception of the development stage on June 5, 2006	2,677,356	$27	10,000	$-	$(27)	$-

Common stock issued for expenses paid on behalf of the Company	25,400,000	254	-	-	33,746	-

Net loss for the period from inception of the development stage on June 5, 2006 through September 30, 2006	-	-	-	-	-	(89,447)

Balance, September 30, 2006	28,077,356	$281	10,000	$-	$33,719	$(89,447)

The accompanying notes are an integral part of the financial statements

Textechnologies, Inc.
(A Development Stage Company)
Statement of Cash Flows
For the Period From Inception of the Development
Stage on June 5, 2006 Through September 30, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(89,447)

Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	247
Change in operating assets and liabilities:
Related party payable	20

Net Cash Used In Operating Activities	(89,180)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net Cash Provided by Investing Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible notes payable	500,000
Proceeds from common stock issuance	34,000

Net Cash Provided by Financing Activities	534,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	444,820

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$444,820

SUPPLEMENTAL CASH FLOW INFORMATION

Cash Payments For:

Interest	$-
Income taxes	$-

The accompanying notes are an integral part of the financial statements

TEXTECHNOLOGIES, INC.
(A Development Stage Company)
Notes to the Financial Statements
September 30, 2006

NOTE 1  -  NATURE OF ORGANIZATION

The financial statements presented are those of Textechnologies, Inc. (the “Company”). The Company was initially organized on November 26, 1986 under the name Fisher Transportation Services, Inc. The Company suffered financial difficulties and discontinued all operating activities during 2004 and has sat dormant ever since. During July 2004 the Company changed its name to Midas Entertainment, Inc. The Company most recently was incorporated under the laws of the state of Delaware effective June 5, 2006, and is considered to have entered the development stage at this point. The board of directors authorized a recapitalization of retained earnings at such time, thus eliminating all prior retained losses. On June 28, 2006, the Company changed its name to Textechnologies, Inc. The Company is a development stage company, focusing on acquisition activities to improve shareholder value. The Company is currently looking to acquire companies that work in the Text, SMS and mobile market area.

NOTE 1  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.     Accounting Method

The financial statements are prepared using the accrual method of accounting. The Company has elected a September 30 year-end.

b.     Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c.     Cash and Cash Equivalents

Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition.

d.     Concentrations of Credit Risk

The Company’s cash account at its bank is insured by the FDIC for up to $100,000. Occasionally, the Company’s cash balances exceed the insured amount. At September 30, 2006, the Company’s cash balance exceeded the insured amount by $344,820.

e.     Income Taxes

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, using the liability method. The estimated future tax effect of differences between the basis in assets and liabilities for tax and accounting purposes is accounted for as deferred taxes. In accordance with the provisions of SFAS No. 109, a valuation allowance would be established to reduce deferred tax assets if it were more likely than not that all or some portion of such deferred tax assets would not be realized. A full allowance against deferred tax assets was provided as of September 30, 2006.

TEXTECHNOLOGIES, INC.
(A Development Stage Company)
Notes to the Financial Statements
September 30, 2006

NOTE 2  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

e.     Income Taxes (Continued)

At September 30, 2006, the Company had net operating loss carryforwards of approximately $89,000 that may be offset against future taxable income through 2026. No tax benefits have been reported in the financial statements, because the potential tax benefits of the net operating loss carry forwards are offset by a valuation allowance of the same amount.

Net deferred tax assets (liabilities) consist of the following components at September 30, 2006:

Operating loss carryforwards	$30,260
Valuation allowance	(30,260)
Net deferred tax assets (liabilities)	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in the future.

The components of current income tax expense as of September 30, 2006 is as follows:

Current federal tax expense	$-	-
Current state tax expense		-
Change in NOL benefits		(30,260)
Change in valuation allowance		30,260
Income tax expense	$-	-

f.     Basic Net Loss per Share of Common Stock

In accordance with Financial Accounting Standards No. 128, “Earnings per Share,” basic net loss per common share is based on the weighted average number of shares outstanding during the periods presented. Diluted earnings per share is computed using weighted average number of common shares plus dilutive common share equivalents outstanding during the period. 1,800,000 warrant shares and convertible debt shares have not been included and calculated for the year end computations as their effect is antidilutive. The following is the computation of basic net loss per share of common stock at September 30, 2006:

Numerator - (loss)	$(89,447)
Denominator - weighted average number of shares outstanding	11,144,023
Loss per share	$(0.01)

TEXTECHNOLOGIES, INC.
(A Development Stage Company)
Notes to the Financial Statements
September 30, 2006

NOTE 2  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

g.     Equity Securities

Equity securities issued for services rendered have been accounted for at the fair market value of the securities on the date of authorization.

h.     Beneficial Conversion Feature

The Company has adopted Emerging Issues Task Force (“EITF”) Issue No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, and EITF Issue No. 00-27, “Application of EITF Issue No. 98-5 to Cetain Convertible Instruments.” The Company incurred debt whereby the convertible feature of the debt provides for a rate of conversion that is below market value. This feature is recorded by the Company as a beneficial conversion feature pursuant to EITF Issue No. 98-5 and 00-27.

i.     Recent Accounting Pronouncements

SFAS No. 154 - In June 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, which will require entities that voluntarily make a change in accounting principle to apply that change retrospectively to prior periods’ financial statements, unless this would be impracticable. SFAS No. 154 supersedes APB Opinion No. 20, Accounting Changes, which previously required that most voluntary changes in accounting principle be recognized by including in the current period’s net income the cumulative effect of changing to the new accounting principle. SFAS No. 154 also makes the distinction between “retrospective application” of an accounting principle and the “restatement” of financial statements to reflect the correction of an error. Another significant change in practice under SFAS No. 154 will be that if an entity changes its method of depreciation, amortization, or depletion for long-lived, non-financial assets, the change must be accounted for as a change in accounting estimate. Under APB No. 20, such a change would have been reported as a change in accounting principle. SFAS No. 154 applies to accounting changes and error corrections that are made in fiscal years beginning after December 15, 2005. Although the Company continues to evaluate the application of SFAS No. 154, the Company does not currently believe that adoption will have a material impact on its results of operations, financial position or cash flows.

SFAS No. 155 - In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments” (“SFAS 155”). SFAS 155 allows any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” to be carried at fair value in its entirety, with changes in fair value recognized in earnings. In addition, SFAS 155 requires that beneficial interests in securitized financial assets be analyzed to determine whether they are freestanding derivatives or contain an embedded derivative. SFAS 155 also eliminates a prior restriction on the types of passive derivatives that a qualifying special purpose entity is permitted to hold. SFAS 155 is applicable to new or modified financial instruments in fiscal years beginning after September 15, 2006, though the provisions related to fair value accounting for hybrid financial instruments can also be applied to existing instruments. Early adoption, as of the beginning of an entity’s fiscal year, is also permitted, provided interim financial statements have not yet been issued. The Company believes the adoption of this Statement will have no impact on the financial statements of the Company.

TEXTECHNOLOGIES, INC.
(A Development Stage Company)
Notes to the Financial Statements
September 30, 2006
NOTE 2  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

i.     Recent Accounting Pronouncements (Continued)

SFAS No. 156 - In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets", which provides an approach to simplify efforts to obtain hedge-like (offset) accounting. This Statement amends FASB Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", with respect to the accounting for separately recognized servicing assets and servicing liabilities. The Statement (1) requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations; (2) requires that a separately recognized servicing asset or servicing liability be initially measured at fair value, if practicable; (3) permits an entity to choose either the amortization method or the fair value method for subsequent measurement for each class of separately recognized servicing assets or servicing liabilities; (4) permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by an entity with recognized servicing rights, provided the securities reclassified offset the entity's exposure to changes in the fair value of the servicing assets or liabilities; and (5) requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the balance sheet and additional disclosures for all separately recognized servicing assets and servicing liabilities. SFAS No. 156 is effective for all separately recognized servicing assets and liabilities as of the beginning of an entity's fiscal year that begins after September 15, 2006, with earlier adoption permitted in certain circumstances. The Statement also describes the manner in which it should be initially applied. The Company does not believe that SFAS No. 156 will have a material impact on its financial statements.

FIN No. 48 - In July 2006, the FASB issued Financial Interpretation No. (FIN) 48, Accounting for Uncertainty in Income Taxes, which applies to all tax positions related to income taxes subject to No. 109 (SFAS 109), Accounting for Income Taxes. This includes tax positions considered to be “routine” as well as those with a high degree of uncertainty. FIN 48 utilizes a two-step approach for evaluating tax positions. Recognition (step one) occurs when an enterprise concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustained upon examination. Measurement (step two) is only addressed if step one has been satisfied (i.e., the position is more-likely-than-not to be sustained). Under step two, the tax benefit is measured as the largest amount of benefit, determined on a cumulative probability basis that is more-likely-than-not to be realized upon ultimate settlement. FIN 48’s use of the term “more-likely-than-not” in steps one and two is consistent with how that term is used in SFAS 109 (i.e., a likelihood of occurrence greater than 50 percent).

TEXTECHNOLOGIES, INC.
(A Development Stage Company)
Notes to the Financial Statements
September 30, 2006

NOTE 2  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

i.     Recent Accounting Pronouncements (Continued)

FIN No. 48 (Continued)

Those tax positions failing to qualify for initial recognition are recognized in the first subsequent interim period they meet the more-likely-than-not standard, or are resolved through negotiation or litigation with the taxing authority, or upon expiration of the statute of limitations. Derecognition of a tax position that was previously recognized would occur when a company subsequently determines that a tax position no longer meets the more-likely-than-not threshold of being sustained. FIN 48 specifically prohibits the use of a valuation allowance as a substitute for derecognition of tax positions. Additionally, FIN 48 requires expanded disclosure requirements, which include a tabular rollforward of the beginning and ending aggregate unrecognized tax benefits as well as specific detail related to tax uncertainties for which it is reasonably possible the amount of unrecognized tax benefit will significantly increase or decrease within twelve months. These disclosures are required at each annual reporting period unless a significant change occurs in an interim period. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not believe the adoption will have material impact on its results of operation.

j.     Derivatives

The Company accounts for warrants issued with shares of common stock in a convertible debt agreement according to EITF Issue 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock. In accordance with accounting mandate, the derivative liability associated with the warrants has been adjusted to fair value (calculated using the Black Scholes model) at each balance sheet date and is accordingly reassessed at each such time to determine whether the warrants should be classified as a liability or as equity. The corresponding fair value adjustment is included in the accompanying statement of operations as other expenses as the value of the warrants increases from any increase in the Company’s stock price at the balance sheet date and as other income as the value of the warrants decreases from a decrease in the Company’s stock price.

k.     Fair value of financial instruments

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and derivatives, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

NOTE 3  -  GOING CONCERN

The Company has an accumulated deficit, has a negative working capital, and is dependent upon additional financing to continue operations. These factors indicate that the Company may be unable to continue in existence. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the

TEXTECHNOLOGIES, INC.
(A Development Stage Company)
Notes to the Financial Statements
September 30, 2006

NOTE 3  -  GOING CONCERN (Continued)

event the Company cannot continue its existence. These financial statements do not include any adjustments that might result from the outcome of this uncertainty. It is the intent of management to find additional capital funding and increase revenues and reduce costs to sustain its operations. As a result, management has determined that the Company is dependent upon receipt of proceeds from additional equity and/or debt financings to continue its plan of operations.  The Company presently does not have commitments from funding sources sufficient to satisfy its needs and there can be no assurance that any financing will be available on terms satisfactory to the Company or at all.  If management is unable to secure additional funding as and when needed, management may be forced to scale back the level and scope of its planned operations.

NOTE 4  -  RELATED PARTY PAYABLE

During the year, an officer of the Company advance $20 to open a cash account. The obligation is non-interest bearing, due on demand, and unsecured.

NOTE 5  -  CONVERTIBLE DEBT

On September 28, 2006, the Company entered into a Securities Purchase Agreement with four accredited investors, under which the investors provided the Company with $500,000 in principal amount of convertible debt and agreed to provide the Company with an additional $1,000,000 principal amount of such debt. The terms of these transactions are summarized below. The summaries are qualified in their entirety by reference to the definitive agreements, all of which are dated September 28, 2006 (the "Closing Date).

Pursuant to the terms of a Securities Purchase Agreement, AJW Offshore, LTD., AJW Qualified Partners, LLC, AJW Partners, LLC, and New Millennium Capital Partners II, LLC purchased $300,000, $150,000, $45,000 and $5,000, respectively, principal amount of the Company’s newly issued callable secured convertible notes and agreed to purchase an additional $500,000 in principal amount of such notes upon the Company’s filing of a registration statement covering shares of the Company’s common stock underlying the notes and also agreed to purchase an additional $500,000 in principal amounts of such notes upon the effectiveness of the registration statement. After fees and expenses, the Company received $451,000 in net proceeds from the initial funding. The notes bear interest at 6% per annum. Interest is payable quarterly provided that no interest is due and payable for any month in which the trading price is greater than $1.5625 for each trading day of the month. The convertible notes mature on September 28, 2009.

The holders of the notes have the right prior to the maturity date to convert all or any part of the outstanding and unpaid principal amount of the notes into fully paid and non-assessable shares of common stock at the conversion price, provided, however, that in no event shall the investors be entitled to convert any portion of the notes in excess of that portion of the notes upon conversion upon which the sum of (1) the number of shares of common stock beneficially owned by the holders of the notes and its affiliates and (2) the number of shares of common stock issuable upon the conversion of the portion of those notes with respect to which determination would result in beneficial ownership by the holders of the notes and its affiliates of more than 4.99%.

TEXTECHNOLOGIES, INC.
(A Development Stage Company)
Notes to the Financial Statements
September 30, 2006

NOTE 5  -  CONVERTIBLE DEBT (Continued)

The number of shares of common stock to be issued upon each conversion of the notes shall be determined by dividing the conversion amount by the applicable conversion price then in effect on the conversion date. The conversion price is calculated as 50% of the market price, provided however, that the percentage shall be increased by 55% in the event that the registration statement is filed on or before the filing date and 60% in the event that the registration statement becomes effective on or before the effectiveness deadline. The holders of the notes agree that they will limit all of their conversions to no more than the greater of (1) $80,000 per calendar month or (2) the average daily dollar volume calculated during the ten business days prior to a conversion, per conversion.

As of September 30, 2006, these notes have not been registered under the Securities Act of 1933, as amended. The shares of common stock issuable upon conversion of these notes may not be sold, assigned or transferred unless (1) such shares are sold pursuant to an effective registration statement under the Act or (2) the Company or its transfer agent shall have been furnished with an opinion of counsel to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (3) such shares are sold or transferred pursuant to Rule 144 under the Act (or successor rule) or (4) such shares are transferred to an affiliate of the Company who agrees to sell or otherwise transfer the shares only to an accredited investor.

The Company covenants that during the period the conversion right exists, the Company will reserve from its authorized and unissued common stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of the common stock upon the full conversion of the notes.

The Company has the right to prepay the notes. If the Company exercises its rights to prepay the Notes, the Company shall make payment to the holders of the notes equal to either (1) 120% for prepayments occurring within thirty days of the issue date (2) 130% for prepayments occurring between thirty-one and sixty days of the issue date (3) 140% for prepayments occurring after the sixtieth day following the issue date multiplied by the sum of the then outstanding principal amount of these notes plus accrued and unpaid interest on the unpaid principal amount.

In connection with the investment, the Company also issued to the holders of the notes warrants to purchase 1,800,000 shares of its common stock at an exercise price per share equal to $1.00. The warrants are exercisable at any time until September 30, 2013.

In conjunction with the above transactions, the Company recorded a discount on the convertible debt totaling $500,000 pursuant to EITF Issue No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, and EITF Issue No. 00-27, “Application of EITF Issue No. 98-5 to Certain Convertible Instruments.” The discount is being amortized over the life of the convertible debt as beneficial conversion interest. Beneficial conversion interest for the period ended September 30, 2006 totaled $247.

TEXTECHNOLOGIES, INC.
(A Development Stage Company)
Notes to the Financial Statements
September 30, 2006
NOTE 5  -  CONVERTIBLE DEBT (Continued)

Convertible debt, at September 30, 2006 is detailed in the following schedule:
Convertible debt	$500,000
Less: discount	(499,753)
Total Long-Term Convertible Debt	$247

Future minimum principal payments on the Convertible Debt is as follows at September 30, 2006:

2007	$-
2008	-
2009	500,000
$500,000

NOTE 6  -  DERIVATIVES & WARRANTS

The Company accounts for warrants issued with shares of common stock in a convertible debt agreement according to EITF Issue 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock. In accordance with accounting mandate, the derivative liability associated with the warrants has been adjusted to fair value (calculated using the Black Scholes model) at each balance sheet date and is accordingly reassessed at each such time to determine whether the warrants should be classified as a liability or as equity. The corresponding fair value adjustment is included in the accompanying statement of operations as other expenses as the value of the warrants increases from any increase in the Company’s stock price at the balance sheet date and as other income as the value of the warrants decreases from a decrease in the Company’s stock price.

In connection with the convertible debt as described in Note 5, the Company granted a total of 1,800,000 warrants to the note holders. As described, the warrants vest immediately and can be exercised at any time following the signing of the agreement, for a period of seven years (see Note 5 for additional disclosures on warrants). As such, the value of the warrants, calculated using the Black Scholes option pricing model, has been recorded at the date of the agreement, totaling $346,000.

The fair value of the 1,800,000 warrants granted was estimated on the date of commitment with the following assumptions:

Risk free interest rate	4.70%
Expected Life	7 years
Expected volatility	786%
Dividend Yield	0.0%

The Company has also recorded a derivative liability related to the discount on the convertible debt totaling $154,000 on the date of the agreement.

TEXTECHNOLOGIES, INC.
(A Development Stage Company)
Notes to the Financial Statements
September 30, 2006

NOTE 6  -  DERIVATIVES & WARRANTS (Continued)

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company’s common stock issued to non-employees of the Company:

	Warrants Outstanding			Warrants Exercisable

Year	Exercise Price	Number shares outstanding	Weighed Average Contractual Life (Years)	Number Exercisable	Weighted Average Exercise Price

2006	$1.00	1,800,000	7	1,800,000	$1.00

Transactions involving the Company’s warrant issuance are summarized as follows:

	Number of Shares	Weighted Average Exercise Price
Outstanding as of June 5, 2006 (development stage)	-	-

Granted	1,800,000	$1.00
Exercised		-
Cancelled		-
Outstanding at September 30, 2006	1,800,000	$1.00

NOTE 7  -  STOCKHOLDERS EQUITY (DEFICIT)

On August 17, 2006, the Company effected a 100 to 1 reverse common stock split. These financial statements have been retroactively restated for the split.

On August 22, 2006, the Company issued 25,400,000 shares of common stock for expenses paid on behalf of the Company at a price of $0.002 (rounded) per share or $34,000.

NOTE 8  -  PREFERRED STOCK

The Company authorized the creation and issuance of 10,000 shares of preferred stock. The preferred stock has 60,000 voting rights per share and is not convertible into common stock. The preferred stock has identical dividend and other rights as the common shareholders. There are no cumulative dividends, redeemable or callable features. The preferred shares have liquidation preference over common shareholders.

TEXTECHNOLOGIES, INC.
(A Development Stage Company)
Notes to the Financial Statements
September 30, 2006

NOTE 9  -  SUBSEQUENT EVENTS

On August 8, 2006, the Company entered into a stock purchase agreement with Charms Investment Ltd., to purchase 100% of the issued and outstanding shares of Centrabell, Ltd., an entity engaged in Commercial Printing which operates under the name of “Tekprint.” Pursuant to the agreement, on October 12, 2006, the Company issued 3,000,000 shares of its restricted common stock at a 25% discount to Charms Investment, Ltd. As a result of the stock purchase agreement, Centrabell, Ltd. became a wholly owned subsidiary of the Company.

ITEM #23: CHANGES IN & DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING & FINANCIAL DISCLOSURE - Per §228.304 et seq the firm of Taylor Hutchinson, located at Officientral, La Sabana, Edificio #6, San Jose Costa Rica is considered the “predecessor accountant” as they are no longer associated with the Company’s financial statements for several years. At the time of the new Board’s taking control of the company, a determination was made that it would be more efficient and cost-effective for us to utilize a new independent accountant and auditor to review all of our financial statements. As a result, on November 15th, 2006, the company hired the accounting firm of Aaron Nagar CPA, PC, located at 152 Rollins Ave, #207, Rockville, Md 20852 (301) 424-1165 to reconcile the financial statements of the company. Additionally the company hired the auditor Todd Chisholm of Chisholm, Biewolf & Nisson, LLC, located at 533 West 2600 South, #25, Bountiful, UT 84010, (801) 363-1175 to be the company’s Auditor. Todd Chisholm will be our independent auditor and will report on the financial statements of the company. Prior to the engagement of Messrs. Chisholm or Nagar, the Company had no consultations with either firm up through the date of their engagement.

Significantly, the work product of Taylor Hutchinson did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. There were no disagreements with them on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreements in its report. In addition, during that time period, no "reportable events" occurred, as described in Item 304(a)(1)(iv) of Regulation S-B.

We requested that Taylor Hutchinson furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements in this Item. A copy of this request is filed as Exhibit #12 attached hereto.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Under our Bylaws, the corporation shall indemnify any individual made a party to a proceeding because he is or was an officer, director, employee or agent of the corporation against liability incurred in the proceeding.

The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation as they are incurred and in advance of the final deposition of the action, suit or proceeding, but only after receipt by the corporation of an undertaking by or on behalf of the officer or director on terms set by the Board of Directors, to repay the expenses advanced if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

The indemnification permitted herein is intended to be to the fullest extent permissible under the laws of the State of Delaware, and any amendments thereto.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the common stock being registered.

SEC registration fee	$936.25
Legal fees and expenses	30,000.00
Accountants’ fees and expenses	30,000.00
Printing expenses	1,000.00
Total	$62,001.25
___________
All amounts except the SEC registration fee are estimated. All of the expenses set forth above are being paid by us.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On September 28, 2006, the Company entered into a Securities Purchase Agreement, (“Agreement”), by and among the Company and AJW Partners, LLC, (“Partners”), AJW Offshore, Ltd. (“Offshore”), AJW Qualified Partners, LLC, (“Qualified”) and New Millenium Capital Partners II, LLC (“Millenium”). Partners, Offshore, Qualified and Millenium are collectively referred to as the “Purchasers”. The Agreement provides for the sale by the Company to the Purchasers of Secured Convertible Term Notes (the “Notes”) issued by the Company in the aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) (“Principal Amount”). The Principal Amount is to be funded by the Purchasers in three tranches ($500,000 was funded on October 3rd, 2006, $500,000 upon filing the Registration Statement and $500,000 upon effectiveness of the Registration Statement). The offering of Notes under the Agreement was made pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Notes bear interest at 6% per annum, unless the common stock of the Company is greater than $1.5625 per share for each trading day of a month, in which event no interest is payable during such month. The Notes are convertible into common stock of the Company at the lesser of $1.25 discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. In connection with the subject offering, the Company issued an aggregate of 10,000,000 warrants to purchase common stock at a price of $1.00 per share. The warrants are exercisable for a period of seven years. The conversion of the Notes are subject to an effective Registration Statement to be filed by the Company. The Company has the right to redeem the Notes under certain circumstances and the right to prevent conversions in any month where the stock price is less than $1.25 per share. The Notes are secured by all of the Company’s assets. The proceeds of the offering will be used primarily for working capital. The purchasers represented to the Company that they are “accredited investors.” No commissions were paid in connection with the transaction. None of these selling securities holders has now, or in the past, had any positions in or dealings with this issuer or predecessors.

ITEM 27. EXHIBITS

Exhibit No.	Document
3.1	Articles of Incorporation

3.2	Bylaws

5.1	Legal Opinion of David E. Price

10.1	Stock Purchase Agreement between Centrabell and Charms Investments, Ltd.

10.2	Board of Director’s Resolution Approving Acquisition of Centrabella Ltd.

10.3	Stock Purchase Agreement for Middleton Settlement, Ltd

10.4	Board of Director’s Resolution Approving Acquisition of Middleton Settlement, Ltd.

10.5	Board of Director's Resolution to Charms Investments, Ltd. for Capital Investments

10.6	Form of Callable Secured Convertible Note dated September 29, 2006,

10.7	Registration Rights Agreement between Textechnologies & NIR

10.8	Employment contract with Peter Maddocks, CEO

10.9	Employment contract with David E. Price, General Counsel

16.1	Copy of Letter to former accountants Taylor Hutchinson

23.1	Consent of Chisholm, Bierwolf & Nilson, LLP

ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to any provision of the certificate of incorporation, bylaws, contract arrangements, statute, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) It will file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
(iii) Include any additional or changed material information on the plan of distribution;

(2) For determining liability under the Securities Act of 1933, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

(3) It will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining any liability under the Securities Act of 1933, it will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as part of this registration statement as of the time the Commission declared it effective.

(5) For determining any liability under the Securities Act of 1933, it will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Santa Monica, California, on October 27, 2005.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this amended report has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Maddocks	Chief Executive Officer, President and Director	January 29, 2007

/s/ David E. Price	Secretary	January 29, 2007